Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
LINENS HOLDING CO., et al.,(1))		Case No. 08-10832 (CSS)
)
Debtors.	)	Jointly Administered
)
	)	Re: Docket No. 4488

ORDER CONFIRMING THE DEBTORS’ THIRD AMENDED JOINT PLAN

OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

The above-captioned debtors and debtors in possession (the “Debtors”), by and through their undersigned counsel, having filed The Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 4488], dated January 16, 2009 (as amended, the “Plan”),(2) attached hereto as Exhibit A, and the United States Bankruptcy Court for the District of Delaware (the “Court”) having conducted a hearing to consider confirmation of the Plan on May 15, 2009 (the “Hearing”), and the Court having considered (i) the Declaration of Michael F. Gries in Support of The Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 3475], dated May 14, 2009; (ii) the Declaration of Jonathan D. Carameros of Kurtzman Carson Consultants, LLC Certifying the Ballots Accepting or Rejecting the Disclosure Statement Regarding The Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket

(1) The debtors in these cases, along with the last four digits of the federal tax identification number for each of the Debtors, are Linens Holding Co. (2917), Linens ’n Things, Inc. (3939), Linens ’n Things Center, Inc. (0138), Bloomington, MN., L.T., Inc. (8498), Vendor Finance, LLC (5543), LNT, Inc. (4668), LNT Services, Inc. (2093), LNT Leasing II, LLC (4182), LNT West, Inc. (1975), LNT Virginia LLC (9453), LNT Merchandising Company LLC (2616), LNT Leasing III, LLC (3599) and Citadel LNT, LLC (2479).

(2) All capitalized terms used in this Confirmation Order but not defined herein shall have the meaning ascribed to such terms in the Plan.  All capitalized terms used in this Confirmation Order or in the Plan that are not defined in this Confirmation Order or in the Plan shall have the meaning ascribed to such terms in the Bankruptcy Code or the Bankruptcy Rules.

No. 3977], dated March 16, 2009, tabulating the results of the balloting; (iii) any exhibits admitted into evidence at the Hearing; (iv) the arguments of counsel presented at the Hearing; and (v) any objections filed with respect to the confirmation of the Plan that were not withdrawn or otherwise resolved prior to or at the Hearing, and the Court being familiar with the Plan and any other relevant factors affecting the above-captioned jointly administered chapter 11 cases (the “Chapter 11 Cases”), and the Court having taken judicial notice of the entire record of the Chapter 11 Cases, including, without limitation, the Order (A) Approving Form and Manner of Notice of Disclosure Statement Hearing, (B) Disclosure Statement, (C) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject Proposed Chapter 11 Plan and (D) Scheduling a Hearing on Confirmation of Proposed Chapter 11 Plan and Approving Related Notice Procedures [Docket No. 3304], dated January 26, 2009 (the “Voting Procedures Order”), and the Debtors, in accordance with the Voting Procedures Order, having caused Solicitation Packages containing copies of: (i) the Confirmation Hearing Notice; (ii) the Disclosure Statement (together with the exhibits thereto, including the Plan, that have been filed with the Court before the date of the mailing); and (iii) an appropriate form of Ballot and a Ballot return envelope, to holders of claims entitled to vote to accept or reject the Plan, to be delivered in accordance with the procedures set forth in paragraphs 15 and 18 of the Voting Procedures Order;

IT IS HEREBY FOUND, ORDERED, ADJUDGED AND DECREED AS FOLLOWS:(3)

1.             The record of the Hearing is now closed.

(3)  Findings of fact shall be construed as conclusions of law, and conclusions of law shall be construed as findings of fact, when appropriate.  See Bankruptcy Rule 7052 and 9014.

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2.             The Court has jurisdiction to conduct the Hearing and to confirm the Plan pursuant to 28 U.S.C. § 1334.  Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

3.             Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b), and the Court has jurisdiction to enter a final order with respect thereto.

4.             The Debtors have complied with the solicitation procedures contained in the Voting Procedures Order.

5.             All persons required to receive notice of the Disclosure Statement, the Plan and the Hearing have received proper, timely and adequate notice in accordance with the Voting Procedures Order and have had an opportunity to appear and be heard with respect thereto in accordance with the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure.

6.             The Debtors have solicited and tabulated the votes with respect to confirmation of the Plan in good faith and in a manner consistent with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the Voting Procedures Order and have met all requirements for confirmation of the Plan.

7.             The Plan, subject to any express modifications contained in this Confirmation Order, is hereby APPROVED and CONFIRMED under section 1129 of the Bankruptcy Code and the relief requested in the Plan, subject to any express modifications contained in this Confirmation Order, is GRANTED.  The terms and provisions of the Plan are expressly incorporated into and are an integral part of this Confirmation Order.  Each term and provision of the Plan is valid, binding and enforceable as though set forth herein.  The failure specifically to include or reference any particular term or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such term or provision, it

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being the intent of the Court that the Plan be confirmed in its entirety.  Notwithstanding the foregoing, if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.

8.             The Effective Date shall be no later than August 30, 2009; provided however, the Debtors expressly reserve the right to seek to extend the August 30, 2009 date by motion filed with the Court upon the consent of the Creditors’ Committee and the Senior Noteholders’ Committee.

9.             Notwithstanding anything contained in the Plan, the Plan does not, and shall not be deemed to, impact any claims or causes of action individually held by Senior Noteholders against non-Debtor third-parties, except as provided in Articles IX.A.2 and A.3 of the Plan.

10.           Nothing in the Plan, the Confirmation Order or the Liquidating Trust Agreement shall modify or affect the protections afforded to the holders of Permitted Prior Liens in paragraph 21 of the Final DIP Order or the Debtors’ obligations in connection therewith. Furthermore, insofar as any of the funds held by the Debtors in a segregated account in accordance with paragraph 21 of the Final DIP Order pertain to Allowed Priority Tax Claims for Texas ad valorem taxes or the interest thereon with respect to ad valorem taxes or the interest thereon, as provided for in Article II.B of the Plan, such funds shall not be (1) subject to any Liquidation Trust Expenses, (2) subject to any costs, fees, or expenses of any party whatsoever, or (3) used by the Liquidation Trustee or any other party for any purpose whatsoever, until all allowed Texas ad valorem tax claims, and the interest to which such taxes are entitled (which shall continue to accrue, to the extent allowable under applicable law, until such taxes are resolved and paid) have been paid in full. Furthermore, any such Texas ad valorem tax claims

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shall not be subject to any diminution of entitlement whatsoever by virtue of being treated and classified as Priority Tax Claims under the Plan notwithstanding their alleged secured status.

11.           As soon as practicable after the liquidation of the Remaining Senior Noteholders’ Collateral and the distribution of the proceeds thereof by the Reorganized Debtors to the holders of Allowed Senior Notes Claims in accordance with the terms of the Plan and the wind-down of the Debtors’ affairs, each of the Debtors shall file its certificate of dissolution, together with all other necessary corporate documents, to effect its dissolution under the applicable laws of its state of incorporation.  The filing by each Debtor of its certificate of dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order or rule, including, without limitation, any action by the stockholders or the board of directors of each such Debtor and expressly without the need to pay any franchise or similar taxes in order to effectuate such dissolution.

12.           Unless otherwise specified in the Plan Supplement, the Plan constitutes a motion to reject each executory contract or unexpired lease.  The Court finds that it is the exercise of the Debtors’ reasonable business judgment to reject each executory contract or unexpired lease.  As of the entry of the Confirmation Order, each executory contract or unexpired lease that has not previously expired or terminated pursuant to its own terms, except for any executory contract or unexpired lease that was previously assumed or rejected by an order of the Bankruptcy Court pursuant to section 365 of the Bankruptcy Code or excepted by the Plan Supplement, shall be deemed rejected pursuant to sections 365 and 1123 of the Bankruptcy Code.  Any claim resulting from a rejection of an executory contract or unexpired lease under the Plan must be filed in accordance with Article VII.B of the Plan within thirty (30) days after the entry of the Confirmation Order by the Bankruptcy Court.  Any such claim not

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filed within such time period will be forever barred from assertion against the Debtors, their Estates, their successors and assigns, and their assets and properties, unless otherwise ordered by this Court or as otherwise provided in the Plan.

13.           The Court finds that the Plan satisfies all of the elements required by section 1129 of the Bankruptcy Code.  To the extent that any Class was impaired under the Plan and did not vote to accept the Plan, the Court finds that the Debtors have satisfied the “cramdown” requirements of sections 1122, 1123 and 1129(b) of the Bankruptcy Code with respect to such Class.

14.           Any objections to confirmation of the Plan that have not been withdrawn prior to the entry of this Confirmation Order are hereby overruled in their entirety, and any withdrawn objections are hereby deemed withdrawn with prejudice.

15.           Upon the occurrence of the Effective Date, the provisions of the Plan shall bind any holder of a Claim against, or Interest in, the Debtors, their respective successors and assigns, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such holder accepted the Plan.

16.           The classifications of claims for distributions shall be governed by the Plan and this Confirmation Order.  Classifications set forth in the Form of Ballot were solely for voting purposes and do not affect Plan classifications or modify or affect classifications for distributions and thus do not bind the Debtors or the Liquidating Trustee.

17.           Except as otherwise expressly provided for in the Plan, all Parties and Entities are permanently enjoined, on and after the Effective Date, on account of any Claim or Equity Interest satisfied and released by the Plan, from:  (a) commencing or continuing in any manner any action or other proceeding of any kind against any Debtor, Reorganized Debtor, the

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Plan Administrator, the LNT Liquidating Trust or the Liquidating Trustee, their successors and assigns, and their assets and properties; (b) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against any Debtor, Reorganized Debtor, the Plan Administrator, the LNT Liquidating Trust or the Liquidating Trustee, their successors and assigns, and their assets and properties; (c) creating, perfecting, or enforcing any encumbrance of any kind against any Debtor, Reorganized Debtor, the Plan Administrator, the LNT Liquidating Trust or the Liquidating Trustee or the property or estate of any Debtor or the LNT Liquidating Trust; (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from any Debtor, Reorganized Debtor, the Plan Administrator, the LNT Liquidating Trust or the Liquidating Trustee or against the property or estate of any of the Debtors, Reorganized Debtors or the LNT Liquidating Trust, except to the extent a right to setoff, recoupment or subrogation is asserted with respect to a timely filed proof of claim, in a timely filed objection to the Plan or as an affirmative defense to a Cause of Action or claim asserted by a Debtor, a Reorganized Debtor or the LNT Liquidating Trust against such party; and (e) commencing or continuing in any manner any action or other proceeding of any kind in respect of any Claim or Equity Interest or Cause of Action released or settled under the Plan.

18.           The Exculpation provision provided for in Article IX.B of the Plan is hereby APPROVED.

19.           The Senior Notes Claims hereby are, and for all purposes in the Chapter 11 Cases shall be deemed to be, Allowed Senior Notes Claims in the amount of $669 million.

20.           The Global Compromise is hereby APPROVED and the Court finds that the Global Compromise is fair, equitable, reasonable, and in the best interests of the Debtors, Estates, and holders of Claims and Equity Interests; moreover, until the Effective Date, the

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Debtors shall (a) be authorized pursuant to this Order to only make distributions that are consistent with the specific itemized line item caps set forth in the Wind-Down Budget filed on June 12, 2009 [Docket No. 4489] (the “Budget”),(4) or upon consent of the Senior Noteholder Committee, or as ordered by the Bankruptcy Court following notice and a hearing and (b) provide to the Senior Noteholder Committee, weekly financial reports setting forth actual weekly results, compared to the Budget, including listing all proceeds received, distributions made, and liabilities incurred.

21.           The releases set forth in Article IX.A of the Plan are hereby APPROVED pursuant to Fed. R. Bankr. P. 9019 and the Court finds that such releases are:  (a) in exchange for good and valuable consideration, representing a good faith settlement and compromise of the Claims and Causes of Action thereby released; (b) in the best interests of the Debtors and all holder of Claims; (c) fair, equitable, and reasonable; (d) approved after due notice and opportunity for hearing; and (e) a bar to any of the Debtors, the LNT Liquidating Trust, and the holders of Claims voting to accept the Plan, asserting any Claim or Cause of Action thereby released.

22.           Upon the Effective Date, all settlements and compromises that are embodied in the Plan, and all settlements and compromises approved by order of the Bankruptcy Court during the pendency of the Debtors’ chapter 11 cases are hereby approved as fair, equitable, reasonable and in the best interests of the Debtors and their estates, creditors and holders of Interests, and such settlements and compromises shall be, and hereby are, effective

(4)  For the avoidance of doubt, with respect to professionals, this provision shall be interpreted such that (a) if a professional’s fees exceed the line item cap related to such professional’s fees, the Debtors shall not pay that professional’s excess fees, however it will have no effect on any other professional whose fees are within such professional’s aggregate line item cap and (b) to the extent a professional’s fees are below the line item cap associated with such professional in a given period, such deficiency may be credited to a future period, but in no event may the professional exceed its aggregate line item cap.

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and binding on all persons and entities who may have had standing to assert such claims or causes of action.  Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a):  upon the Effective Date (i) the settlements, compromises, exculpations, and injunctions set forth in the Plan and implemented by this Confirmation Order shall be, and hereby are, approved as equitable, reasonable and in the best interests of the Debtors, the creditors, and Interest holders; (ii) the classification and manner of satisfying all Claims and Interests and the respective distributions and treatments under the Plan take into account and/or conform to the relative priority rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto; and (iii) the settlement, compromise and release of any and all such rights pursuant to the Plan are in the best interests of the Debtors, the creditors, and Interest holders, and shall be, and hereby are, approved as fair, equitable, and reasonable.

23.           In accordance with section 1141 of the Bankruptcy Code and Article IV of the Plan, and pursuant to Bankruptcy Code sections 105(a), 1123(a)(5)(B) and 1123(a)(5)(c), effective as of the Effective Date, the Debtors will be substantively consolidated as set forth in the Plan for the purposes of confirming and consummating the Plan, including but not limited to voting, confirmation and distribution.  In addition, for purposes of classification, voting and distributions under the Plan, all guaranties by any of the Debtors of the obligations of any Debtor arising prior to the Effective Date shall be deemed eliminated under the Plan so that any Claim against any Debtor and any guaranty thereof executed by any other Debtor and any joint and several liability of any of the Debtors shall be deemed to be one obligation of the deemed consolidated Debtor.

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24.           All fees payable pursuant to section 1930 of title 28 of the United States Code after the Effective Date, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid prior to the closing of the Chapter 11 Cases on the earlier of when due or the Effective Date, or as soon thereafter as practicable.

25.           In accordance with section 1142 of the Bankruptcy Code, upon the entry of this Confirmation Order, the Debtors, acting by and through their officers and agents, be, and hereby are, authorized to take any and all actions necessary or appropriate to implement the Plan, including, without limitation, forming the LNT Liquidating Trust, without any further order of the Court.

26.           As set forth in Article IX.C.1.b of the Plan, after the Effective Date, the Liquidating Trustee shall have the exclusive right to institute, prosecute, abandon, settle, or compromise any Trust Claims or Avoidance Actions, in its sole discretion and without further order of the Bankruptcy Court, in any court or other tribunal, including, without limitation, in an adversary proceeding filed in one or more of the Chapter 11 Cases; provided, however, no Cause of Action of $1,000,000 or more shall be settled or compromised by the Liquidating Trustee without this Court’s approval.

27.           Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States.  Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded are hereby ordered and directed to accept such instrument, without requiring the payment of any stamp tax or similar tax.

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28.           In accordance with section 1142 of the Bankruptcy Code, the Debtors, the Liquidating Trustee, the Plan Administrator and any other entity designated pursuant to the Plan, are hereby authorized, empowered and directed to issue, execute, deliver, file and record any document, and to take any action necessary or appropriate to implement, consummate and otherwise effectuate the Plan in accordance with its terms, including, but not limited to, the Liquidating Trust Agreement, and all such entities shall be bound by the terms and provisions of all such documents issued, executed and delivered by them as necessary or appropriate to implement and/or effectuate the transactions contemplated by the Plan.

29.           As of the Effective Date, the transfer register or ledger maintained by Senior Notes Indenture Trustee for the Senior Notes shall be closed, and there shall be no further changes in the record holders of any Senior Notes.  The Senior Notes Indenture Trustee shall be entitled to recognize and deal for all purposes under this Plan with only those holders of record as of the close of business on the Effective Date.

30.           The Court finds that the Liquidating Trust Agreement and the formation of the LNT Liquidating Trust are each essential elements of the Plan, and that entry into the Liquidating Trust Agreement on the terms set forth in Exhibit 2 to the Plan Supplement, or in a form substantially similar thereto, is in the reasonable exercise of the Debtors’ business judgment, and is in the best interests of the Debtors, their estates and their creditors.  The entry by the Debtors and the Liquidating Trustee into the Liquidating Trust Agreement is therefore APPROVED.    The Liquidating Trust Agreement shall, upon execution, be valid, binding, and enforceable and shall not be in conflict with any federal or state law.

31.           On the Effective Date, (a) the Debtors’ Estates shall be deemed to have irrevocably transferred (i) the Liquidating Trust Assets to the LNT Liquidating  Trust, for and on

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behalf of the Beneficiaries of the LNT Liquidating Trust, and neither the Debtors, the Reorganized Debtors nor any other Person or Entity shall retain any reversionary or other interest in the Liquidating Trust Assets, and the LNT Liquidating Trust shall be vested with and succeed to all right, title and interest of Debtors’ Estates in and to the Liquidating Trust Assets, (ii) to the LNT Liquidating Trust, the Debtors’ evidentiary privileges, including, without limitation, the attorney-client privilege, as they in any way relate to Trust Claims, Avoidance Actions and Disputed General Unsecured Claims, and (iii) to the LNT Liquidating Trust all of the Debtors’ books and records relating to Trust Claims, Avoidance Actions and Disputed General Unsecured Claims, and upon dissolution of the Reorganized Debtors, any remaining Disputed Claims; and (b) the LNT Liquidating Trust shall succeed, for the benefit of the Beneficiaries, to all of the rights, privileges and immunities with respect to the Liquidating Trust Assets, including, without limitation, all evidentiary privileges of the Debtors and the time periods in which Trust Claims and Avoidance Actions may be brought under sections 108 and 546 of the Bankruptcy Code or otherwise.

32.           Interests in the LNT Liquidating Trust shall be uncertificated and shall be non-transferable except upon death of the interest holder or by operation of law.  The terms of the Liquidating Trust Agreement may be amended as set forth in the Liquidating Trust Agreement.  For federal income tax purposes, it is intended that the LNT Liquidating Trust be classified as a liquidating trust under United States Treasury Regulation Article 301.7701-4(d) and that such trust is owned by its beneficiaries as grantors.  Accordingly, for federal income tax purposes, it is intended that the Liquidating Trust Assets will be treated as being transferred by the Debtors to the Beneficiaries pursuant to the Plan in exchange for their Allowed Claims and

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then by the Beneficiaries to the LNT Liquidating Trust in exchange for the beneficial interests in the LNT Liquidating Trust.

33.           The transfers of property to, or succession of rights by, the LNT Liquidating Trust or Liquidating Trustee herein, in the Liquidating Trust Agreement and in the Plan shall not subject the LNT Liquidating Trust, the Liquidating Trustee or the Liquidating Trust Committee to any liability whatsoever whether under the Bankruptcy Code, applicable nonbankruptcy law or otherwise, including, without limitation, any liability arising under any law (including common law) affecting successor or transferee liability.

34.           The Court finds that it is in the best interests of the creditors and interest holders that the Causes of Action that are not expressly settled or released under the Plan be retained by the Reorganized Debtors or the LNT Liquidating Trust pursuant to Article IX.C of the Plan in order to maximize the value of the Debtors’ Estates.

35.           On the Effective Date, the Liquidating Trustee shall accept the LNT Liquidating Trust and sign the Liquidating Trust Agreement on the terms set forth in Exhibit 2 to the Plan Supplement, or in a form substantially similar thereto, and the LNT Liquidating Trust will then be deemed created and effective, without any further action by any other Person or Entity, including without limitation, the directors or shareholders of the Debtors.

36.           The Liquidating Trustee and the Liquidating Trust Committee are hereby authorized, without limitation, to seek enforcement of orders, stipulations and subpoenas that were entered, executed or issued at the request, or with the consent, of either the Debtors or the Creditors’ Committee prior to the Effective Date concerning the production of documents or the conduct of oral examinations pursuant to Bankruptcy Rule 2004 or otherwise, and that the Liquidating Trustee is the successor in interest to the Creditors’ Committee with respect to any

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order, stipulation or subpoena entered or issued at the request, or with the consent, of the Creditors’ Committee with respect to the investigation of Trust Claims.

37.           The Liquidating Trustee and the Liquidating Trust Committee are hereby authorized to carry out all duties as set forth in the Plan, this Order and the Liquidating Trust Agreement.  The duties and powers of the Liquidating Trustee shall include, without limitation, those duties and powers set forth in Articles 1.3 and 7.3 of the Liquidating Trust Agreement.

38.           In the event of an inconsistency between the Plan and the Exhibits to the Plan Supplement (as may be modified), the Exhibits to the Plan Supplement will control.

39.           Pursuant to Article IV.D.4 of the Plan and the Liquidating Trust Agreement, the Liquidating Trustee can employ and compensate professionals and other agents, provided, however, that any such compensation shall be made only out of the Liquidating Trust Assets.

40.           On the Effective Date, and without having to obtain any further order of the Bankruptcy Court, the Liquidating Trustee is authorized to intervene as plaintiff, movant or additional party, as appropriate, in any Cause of Action commenced by the Debtors (whether asserted in actions, adversary proceedings, contested matters, avoidance actions or motions or otherwise which were filed prior to the Effective Date), where the subject matter of any such Cause of Action involves a Liquidating Trust Asset or a Disputed General Unsecured Claim.

41.           Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of this Confirmation Order or the occurrence of the Effective Date, the Court shall retain exclusive jurisdiction, as provided in the Plan and paragraph 30 of this Order, over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest

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extent permitted by law, including among other items, jurisdiction over those items and matters set forth in Article X of the Plan.

42.           Except as otherwise ordered by this Court, the Liquidating Trust Expenses on or after the Effective Date shall be paid from the LNT Liquidating Trust in accordance with the Liquidating Trust Agreement without further order of the Bankruptcy Court; provided that the members of the Liquidating Trust Committee shall serve without compensation.  The Debtors, Reorganized Debtors, the Liquidating Trustee, LNT Liquidating Trust Committee and all professionals shall have no personal liability in the event there are insufficient funds to pay Liquidating Trust Expenses.

43.           On the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall establish a Disputed Reserve for Disputed Other Secured Claims, Disputed Administrative Claims, Disputed Priority Tax Claims and Disputed Other Priority Claims, which reserve shall be administered by the Reorganized Debtors.  The Reorganized Debtors shall reserve in Cash or other property, for distribution on account of each Disputed Other Secured, Administrative, Priority Tax and Other Priority Claim, the full asserted amount (or such lesser amount as may be estimated by this Court in accordance with Article VI.D of the Plan) with respect to each such Disputed Claim.  Following dissolution of the Reorganized Debtors, any remaining funds in the Disputed Reserves shall be held by the LNT Liquidating Trust.

44.           On the Initial Distribution Date, and after making all Distributions to Beneficiaries required to be made on such date under the Plan, the Liquidating Trustee shall establish a separate Disputed Reserve for Disputed General Unsecured Claims, which Disputed Reserve shall be administered by the Liquidating Trustee.  The Liquidating Trustee shall reserve

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in Cash or other property, for Distribution on account of each Disputed General Unsecured Claim, the full amount distributable with respect to the asserted amount (or such lesser amount as may be estimated by this Court in accordance with Article VI.D of the Plan) with respect to each Disputed Claim.

45.           The Liquidating Trust Agreement and the agreement to retain the Liquidating Trustee, are legal, valid, binding, enforceable and authorized in accordance with their terms.  In accordance with section 1129(a)(5) of the Bankruptcy Code, upon the Effective Date (a) the Plan Administrator shall be deemed the Estates’ representative with respect to all of the Estates’ assets and claims, except the Liquidating Trust Assets and Disputed General Unsecured Claims, and (b) the Person to be designated as the Liquidating Trustee shall be deemed the Estates’ representative with respect to the Liquidating Trust Assets and Disputed  General Unsecured Claims.  Following dissolution of the Reorganized Debtors, the Liquidating Trustee shall be deemed the Estates’ representative with respect to all of the Estates’ assets and claims.

46.           All of the modifications to the Plan, including those contained in this Confirmation Order, are non-material and are consistent with Bankruptcy Code sections 1122, 1123 and 1127(a).  Pursuant to Bankruptcy Rule 3019, this Court finds that the modifications to the Plan contained in this Confirmation Order do not adversely change the treatment of the Claim of any creditor or the Interest of any Interest holder who has not accepted the Plan in writing, and such modifications are hereby deemed accepted by all creditors and Interest holders who have previously accepted the Plan.

47.           After the entry of this Confirmation Order and prior to “substantial consummation” (as such term is defined in section 1101(2) of the Bankruptcy Code) of the Plan,

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any Debtor, the LNT Liquidating Trust or the Liquidating Trustee may institute proceedings in the Bankruptcy Court pursuant to section 1127(b) of the Bankruptcy Code to remedy any effect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or this Confirmation Order, and such matters as may be necessary to carry out the purposes and the effects of the Plan, by the filing of a motion on notice to the Bankruptcy Rule 2002 service list only, and the solicitation of all creditors and other parties-in-interest shall not be required.

48.           Nothing in the Plan or this Confirmation Order is intended to modify or violate 28 U.S.C. § 157(d).

49.           Substantial consummation of the Plan shall be deemed to occur on the Effective Date.  Further, Bankruptcy Rule 3020(e) shall not apply to this Confirmation Order and the Debtors are authorized to consummate the Plan immediately upon entry of this Confirmation Order.

50.           The reversal, vacatur or modification of this Confirmation Order shall not affect the validity of the acts or obligations incurred or undertaken in connection with the Plan or this Confirmation Order prior to the entry of such order reversing, vacating or modifying this Confirmation Order.  Any act or obligation undertaken or incurred prior to a vacatur or modification of this Confirmation Order shall be governed by the Plan and this Confirmation Order.  Notwithstanding the foregoing, if the Debtors fail to satisfy the condition set forth in Article VIII.A.3 of the Plan, the Confirmation Order shall be of no force or effect and the Plan shall be deemed withdrawn.

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51.           This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

Dated:	June 12, 2009
Wilmington, Delaware
/s/ Christopher S. Sontchi
THE HONORABLE CHRISTOPHER S. SONTCHI
UNITED STATES BANKRUPTCY JUDGE

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EXHIBIT A

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
LINENS HOLDING CO., et al.,(1))		Case No. 08-10832 (CSS)
)
Debtors.	)	Jointly Administered
)

THE DEBTORS’ THIRD AMENDED JOINT PLAN OF

REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED

RICHARDS, LAYTON & FINGER, P.A.

Mark D. Collins (No. 2981)

Michael J. Merchant (No. 3854)

Jason M. Madron (No. 4431)

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

Counsel for the Debtors and Debtors in Possession

Dated:	January 16, 2009
Wilmington, Delaware

(1) The Debtors in these cases, along with the last four digits of the federal tax identification number for each of the Debtors, are Linens Holding Co. (2917), Linens ’n Things, Inc. (3939), Linens ’n Things Center, Inc. (0138), Bloomington, MN., L.T., Inc. (8498), Vendor Finance, LLC (5543), LNT, Inc. (4668), LNT Services, Inc. (2093), LNT Leasing II, LLC (4182), LNT West, Inc. (1975), LNT Virginia LLC (9453), LNT Merchandising Company LLC (2616), LNT Leasing III, LLC (3599) and Citadel LNT, LLC (2479).

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F.	Allowed Claims	23

ARTICLE VII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		24
A.	Rejection of Executory Contracts and Unexpired Leases	24
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	24

ARTICLE VIII. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE		24
A.	Conditions Precedent to the Effective Date	24

ARTICLE IX. RELEASE, EXCULPATION, INJUNCTION AND RELATED PROVISIONS		25
A.	Global Compromise and Settlement	25
B.	Exculpation	26
C.	Preservation of Causes of Action	26
D.	Releases of Liens	27
E.	Injunction	27
F.	Exclusions and Limitations on Releases and Exculpation	28

ARTICLE X. RETENTION OF JURISDICTION		28

ARTICLE XI. MISCELLANEOUS PROVISIONS		30
A.	Final Fee Applications	30
B.	Payment of Statutory Fees	30
C.	Modification of Plan	30
D.	Revocation of Plan	30
E.	Successors and Assigns	31
F.	Governing Law	31
G.	Reservation of Rights	31
H.	Section 1146 Exemption	31
I.	Section 1125(e) Good Faith Compliance	31
J.	Further Assurances	31
K.	Service of Documents	31
L.	Filing of Additional Documents	32
M.	No Stay of Confirmation Order	32
N.	Aid and Recognition	32

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THE DEBTORS’ THIRD AMENDED JOINT PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Pursuant to title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., the debtors and debtors-in-possession in the above-captioned and numbered cases hereby respectfully propose the following joint plan of liquidation under chapter 11 of the Bankruptcy Code.

ARTICLE I.

DEFINED TERMS AND RULES OF INTERPRETATION

A.                                    Rules of Interpretation

1.             For purposes herein:  (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been filed or to be filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) the words ‘‘herein,’’ “hereof” and ‘‘hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

2.             The provisions of Fed. R. Bankr. P. 9006(a) shall apply in computing any period of time prescribed or allowed hereby.

3.             All references herein to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

B.                                    Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

1.             “Accrued Professional Compensation” means, at any given moment, all accrued and/or unpaid fees and expenses (including, without limitation: (a) success and completion fees allowed or awarded by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction); and (b) fees or expenses allowed or awarded by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction) for legal, financial advisory, accounting and other services and reimbursement of expenses that are awardable and allowable under Sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise rendered prior to the Effective Date, or thereafter in connection with (x) applications filed pursuant to Section 330 and 331 of the Bankruptcy Code and (y) motions seeking the enforcement of the provisions of the Plan or Confirmation Order, by all Retained Professionals in the Chapter 11 Cases that the Bankruptcy Court has not denied by a Final Order, to the extent that any such fees and expenses have not previously been paid regardless of whether a fee application has been filed for any such amount.  To the extent that the Bankruptcy Court or any higher court denies by a Final Order any amount of a Retained Professional’s fees or expenses, then those amounts shall no longer be Accrued Professional Compensation.

2.             “Administrative Bar Date” means the date that will be set by the Bankruptcy Court as the deadline for holders of Administrative Claims to file a request with the Bankruptcy Court for payment of such Administrative Claim.

3.             “Administrative Claims” means Claims that have been timely filed, pursuant to the deadline and procedure set forth in the Confirmation Order (except as otherwise provided by a separate order of the Bankruptcy Court), for costs and expenses of administration under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) Accrued Professional Compensation; (c) May Rent Administrative Claims; (d) Section 503(b)(9) Administrative Claims; and (e) all fees and charges assessed against the Estates under chapter 123 of title 28 United States Code, 28 U.S.C. §§ 1911-1930.

4.             “Affiliate” has the meaning set forth at section 101(2) of the Bankruptcy Code.

5.             “Agent” means GSI Commerce Solutions, Inc. and Hilco Consumer Capital L.P.

6.             “Allowed” means, with respect to any Claim or Equity Interest, except as otherwise provided herein:  (a) a Claim or Equity Interest that has been scheduled by the Debtors in their schedules of liabilities as other than disputed, contingent or unliquidated and as to which Debtors or other party-in-interest has not filed an objection by the Claims Objection Deadline; (b) a Claim or Equity Interest that either is not Disputed or has been allowed by a Final Order; (c) a Claim or Equity Interest that is allowed:  (i) in any stipulation of amount and nature of Claim executed prior to the entry of the Confirmation Order and approved by the Bankruptcy Court; (ii) in any stipulation with Debtors of amount and nature of Claim or Equity Interest executed on or after the entry of the Confirmation Order; or (iii) in or pursuant to any contract, instrument, indenture or other agreement entered into or assumed in connection herewith; (d) a Claim or Equity Interest that is allowed pursuant to the terms hereof; or (e) a Disputed Claim as to which a proof of claim has been timely filed and as to which no objection has been filed by the Claims Objection Deadline.

7.             “Avoidance Actions” means any and all avoidance, recovery, subordination or other actions or remedies against Persons that may be brought by or on behalf of the Debtors or their estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions, settlements or remedies under sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552 and 553 of the Bankruptcy Code.

8.             “Avoidance Recoveries” means any and all recoveries from Avoidance Actions.

9.             “Bankruptcy Code” means title I of the Bankruptcy Reform Act of 1978, as amended from time to time, as set forth in sections 101 et seq. of title 11 of the United States Code, and applicable portions of titles 18 and 28 of the United States Code.

10.           “Bankruptcy Court” means the United States District Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code and/or the General Order of the District Court pursuant to section 151 of title 28 of the United States Code, the United States Bankruptcy Court for the District of Delaware.

11.           “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, promulgated under 28 U.S.C. § 2075, the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, the Local Rules of Civil Practice and Procedure of the United States District Court for the District of Delaware, and general orders and chambers procedures of the Bankruptcy Court, each as applicable to the Chapter 11 Cases and as amended from time to time.

12.           “Bar Date Order” means the order entered by the Bankruptcy Court on August 14, 2008 entitled “Order (A) Setting Bar Dates for Filing Proofs of Claim, (B) Approving the Form and Manner for Filing Proofs of Claim and (C) Approving Notice Thereof”, Docket No. 1135.

13.           “Beneficiaries” means holders of Allowed Senior Notes Claims and holders of Allowed General Unsecured Claims.

14.           “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as that term is defined in Fed. R. Bankr. P. 9006(a)).

15.           “Cash” means legal tender of the United States of America or the equivalent thereof, including bank deposits, checks, and readily marketable securities or instruments issued by an Entity, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody’s rating of “A” or better, or equivalent rating of any other nationally recognized rating service, or interest bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders’ equity or capital of not less than one hundred million dollars ($100,000,000) having maturities of not more than one (1) year, at the then best generally available rates of interest for like amounts and like periods.

16.           “Causes of Action” means all claims, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims (including, but not limited to, all claims for breach of fiduciary duty, negligence, malpractice, breach of contract, aiding and abetting, fraud, inducement, avoidance, recovery, subordination, or other actions against insiders and/or any other entities including Avoidance Actions, and all such matters set forth in Article IX.C of the Plan) of any of the Debtors, the Debtors-in-Possession, and/or the Estates that are pending or may be asserted against any Person or Entity on or after the Effective Date, based in law or equity, including, but not limited to, under the Bankruptcy Code, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.

17.           “Chapter 11 Cases” means cases commenced when the Debtors each filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code on the Petition Date, jointly administered under case number 08-10832 (CSS).

18.           “Claim” means a “claim” (as that term is defined in section 101(5) of the Bankruptcy Code) against a Debtor.

19.           “Claims Objection Deadline” means the bar date for objecting to proofs of claim, which shall be 180 days after the Effective Date; provided, however, that the Liquidating Trustee on behalf of the LNT Liquidating Trust may file one or more motions with the Bankruptcy Court seeking additional extensions of this date.

20.           “Class” means a category of holders of Claims or Equity Interests as set forth in Article III pursuant to section 1122(a) of the Bankruptcy Code.

21.           “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

22.           “Committee Motion” means that certain motion pursuant to which the Creditors’ Committee sought authority to assert certain challenges to the liens of the Senior Notes Indenture Trustee [Docket No. 1756].

23.           “Creditors’ Committee” means the official committee of unsecured creditors for the Chapter 11 Cases appointed by the United States Trustee for the District of Delaware, pursuant to section 1102 of the Bankruptcy Code, as the same may be amended from time to time.

24.           “Debtors” or “Debtors-in-Possession” means, collectively, Linens Holding Co., Linens ’n Things, Inc., Linens ’n Things Center, Inc., Bloomington, MN., L.T., Vendor Finance, LLC, LNT, Inc., LNT Services, Inc.,

LNT Leasing II, LLC, LNT West, Inc. LNT Virginia LLC, LNT Merchandising Company LLC, LNT Leasing III, LLC and Citadel LNT, LLC.

25.           “Defensive Causes of Action” mean all Causes of Action that relate to the protection, liquidation, monetization and/or collection of the Remaining Senior Noteholders’ Collateral.

26.           “Disclosure Statement” means the Disclosure Statement in Support of the Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated January 16, 2009 [Docket No. 3473], prepared and distributed in accordance with the Bankruptcy Code, Bankruptcy Rules, and any other applicable law, and approved by the Bankruptcy Court in the Scheduling and Disclosure Statement Order, as it is amended, supplemented, or modified from time to time.

27.           “Disputed” means, with respect to any Claim or Equity Interest, any Claim or Equity Interest:  (a) listed on the Schedules as unliquidated, disputed or contingent, unless a proof of Claim has been timely filed; (b) as to which a Debtor or the Liquidating Trustee has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules; or (c) as otherwise disputed by a Debtor or the Liquidating Trustee in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.

28.           “Disputed Reserves” means the reserve fund(s) created pursuant to Article V.B.1 of the Plan.

29.           “Distribution Record Date” means the date provided in the Confirmation Order as the record date for distributions under the Plan.

30.           “Distributions” means the distributions made by the Reorganized Debtors and/or the Liquidating Trustee to holders of Allowed Other Secured Claims, Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, the LNT Liquidating Trust and Allowed Senior Notes Claims in accordance with the Plan, and from the Liquidating Trustee to the Beneficiaries, all in accordance with the Plan and the Liquidating Trust Agreement.

31.           “DIP Agent” means the “DIP Agent” (as that term is defined in the Final DIP Order).

32.           “DIP Facility” means the “DIP Facility” (as that term is defined in the Final DIP Order).

33.           “DIP Lenders” means the “DIP Lenders” (as that term is defined in the Final DIP Order).

34.           “Effective Date” means the date selected by the Debtors with the consent of the Senior Noteholders’ Committee and the Creditors’ Committee that is a Business Day after the entry of the Confirmation Order on which:  (a) no stay of the Confirmation Order is in effect; and (b) all conditions specified in Article VIII.A have been (i) satisfied or (ii) waived pursuant to Article VIII.A.  Upon selection of the Effective Date, the Debtor or the Reorganized Debtors, as the case may be, shall file a notice with the Bankruptcy Court advising parties-in-interest of the Effective Date.

35.           “Employment Contracts” means any and all employment contracts and amended employment contracts entered into between the Debtors and certain of their key executives, all of which are to be rejected by the Debtors pursuant to the Plan.

36.           “Entity” means an “entity” (as that term is defined in section 101(15) of the Bankruptcy Code).

37.           “Equity Interest” means any equity interest in a Debtor that existed immediately prior to the Petition Date, including, but not limited to any common equity interest in a Debtor that existed immediately prior to the Petition Date, including, but not limited to, all issued, unissued, authorized or outstanding shares of common stock, together with any warrants, options or legal, contractual or equitable rights to purchase or acquire such interests at any time.

38.           “Estate” means the estate of a Debtor created on the Petition Date by section 541 of the Bankruptcy Code.

39.           “Exculpated Parties” means, collectively, and subject to Article IX.F, the Debtors, current and former officers and directors of the Debtors that served as officers or directors as of the Petition Date or thereafter, the Liquidating Trustee, DIP Lenders, DIP Agent, Senior Notes Indenture Trustee, Senior Noteholders’ Committee and current and former members thereof, Creditors’ Committee and current and former members thereof, and each of their respective Representatives, and members of the Trust Board (as that term is defined in the Collateral Trust Agreement, dated as of July 1, 2008, as amended from time to time) (each of the foregoing solely in its capacity as such).

40.           “Final DIP Order” means that certain Final Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364 and 507 (1) Approving Postpetition Financing, (2) Authorizing Use of Cash Collateral, (3) Granting Liens and Providing Superpriority Administrative Expense States, (4) Granting Adequate Protection and (5) Modifying Automatic Stay, entered on May 28, 2008 [Docket No. 476] (as amended by Docket No. 1022, and as same may be further amended, supplemented or otherwise modified from time to time).

41.           “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or has otherwise been dismissed with prejudice.

42.           “General Unsecured Claim” means Claims against any Debtor that are neither Administrative Claims, Priority Tax Claims, Other Priority Claims, Secured Claims, Other Secured Claims, Senior Notes Claims nor Equity Interests.

43.           “Global Compromise” shall have the meaning ascribed to it in Article IX.A of the Plan.

44.           “Global Compromise Released Parties” means the Senior Noteholders and the Senior Notes Indenture Trustee and each of their respective Representatives (each of the foregoing in its individual capacity as such), but excluding any insiders of the Debtors.

45.           “Guarantors” mean Linens Holding Co., Bloomington, MN., L.T., Vendor Finance, LLC, LNT, Inc., LNT Services, Inc., LNT Leasing II, LLC, LNT West, Inc., LNT Virginia LLC, LNT Merchandising Company LLC, LNT Leasing III, LLC, and Citadel LNT, LLC.

46.           “Impaired” means, with respect to a Claim, Equity Interest, or Class of Claims or Equity Interests, “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

47.           “Initial Administrative and Priority Claims Litigation Recovery Amount” means the product of (x) Avoidance Recoveries received by the Debtors through and including the Effective Date and (y) the Initial Litigation Recovery Percentage; provided that, the Initial Administrative and Priority Claims Litigation Recovery Amount shall not exceed an amount sufficient to pay in full in Cash all Allowed May Rent Administrative Claims, Allowed Section 503(b)(9) Administrative Claims, Allowed Priority Tax Claims and Allowed Other Priority Claims.

48.           “Initial Distribution Date” means the date on which the LNT Liquidating Trust shall make its initial Distribution, which shall be a date selected by the Liquidating Trustee in accordance with the Liquidating Trust Agreement.

49.           “Initial Litigation Recovery Amount” means the Initial Administrative and Priority Claims Litigation Recovery Amount and the Initial Senior Noteholders’ Litigation Recovery Amount.

50.           “Initial Senior Noteholders’ Litigation Recovery Amount” means the difference between the Avoidance Recoveries received by the Debtors through and including the Effective Date and the Initial Administrative and Priority Claims Litigation Recovery Amount.

51.           “Initial Litigation Recovery Percentage” means the percentage arrived at by dividing (a) the aggregate amount of Allowed May Rent Administrative Claims, Allowed Section 503(b)(9) Administrative Claims, Allowed Priority Tax Claims and Allowed Other Priority Claims as of the Effective Date, less the Senior Noteholders’ Plan Contribution, by (b) $24 million, but not to exceed 75%.

52.           “Intercompany Claims” means Claims held by one or more Debtors against one or more other Debtors.

53.           “Liquidation Analysis” means that certain chapter 7 liquidation analysis attached as Exhibit I to the Disclosure Statement.

54.           “LNT Liquidating Trust” means the Entity described in Article IV.D of the Plan that will take title to all of the Liquidating Trust Assets, subject to the terms of Plan, as of the Effective Date.

55.           “Liquidating Trust Agreement” means that certain agreement establishing and delineating the terms and conditions of the LNT Liquidating Trust, which shall be in form and substance reasonably satisfactory to the Senior Noteholders’ Committee and the Creditors’ Committee, and shall be filed as part of the Plan Supplement.

56.           “Liquidating Trust Assets” mean all Trust Claims and any assets to be transferred to and owned by the LNT Liquidating Trust pursuant to Article IV.D.2 of this Plan, including Avoidance Actions, and the proceeds of the foregoing in excess of the Initial Litigation Recovery Amount, but excluding all Remaining Senior Noteholder Collateral, the Remaining Senior Noteholder Collateral Proceeds and Defensive Causes of Action.

57.           “Liquidating Trust Committee” means the two-member committee created hereunder that shall provide direction to the Liquidating Trustee under the Liquidating Trust Agreement.  The Liquidating Trust Committee shall be made up of one representative designated by the Senior Noteholders’ Committee and one representative designated by the Creditors’ Committee.

58.           “Liquidating Trust Expenses” means the Liquidating Trust Shared Expenses and the Liquidating Trust General Unsecured Creditor Unshared Expenses.

59.           “Liquidating Trust Shared Expenses” means Liquidating Trust Expenses consisting of (a) without limitation, professional fees and costs incurred by the LNT Liquidating Trust in connection with claims administration, reconciliation, or disputes of any asserted (in whole or in part) Other Secured Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim and General Unsecured Claim where the holder of such General Unsecured Claim also asserts another type of Claim against the Debtors (e.g., Administrative, Priority Tax, Other Priority or Other Secured Claim), but excluding those costs, expenses and fees incurred by the Reorganized Debtors (including compensation, fees and costs of all professionals, consultants, agents and employees retained by the Reorganized Debtors) relating directly to the liquidation of the Remaining Senior Noteholders’ Collateral, and (b) all reasonable compensation of the Liquidating Trustee in the performance of its duties under the Liquidating Trust Agreement and Plan, including compensation, fees and costs of professionals, consultants, agents and employees retained or to be retained by the Liquidating Trustee for services rendered to the Liquidating Trustee in connection with the Liquidating Trust Assets, and the reasonable expenses of members of the Liquidating Trust Committee.  For the avoidance of doubt, Liquidating Trust Shared Expenses excludes professional fees and costs incurred by the LNT Liquidating Trust in connection with claims administration, reconciliation, or disputes of any asserted General Unsecured Claim where the holder of such Claim does not assert any other type of Claim against the Debtors (e.g., Administrative, Priority Tax, Other Priority or Other Secured Claim).

60.           “Liquidating Trust General Unsecured Creditor Unshared Expenses” means Liquidating Trust Expenses that are not Liquidating Trust Shared Expenses, including, without limitation, professional fees and costs incurred by the LNT Liquidating Trust in connection with claims administration, reconciliation, or disputes of any asserted General Unsecured Claim where the holder of such Claim does not assert any other type of Claim against the Debtors (e.g., Administrative, Priority Tax, Other Priority or Other Secured Claim).

61.           “Liquidating Trustee” means the person appointed by the Debtors, the Senior Noteholders’ Committee and the Creditors’ Committee in accordance with the Liquidating Trust Agreement to administer the LNT Liquidating Trust.

62.           “May Rent Administrative Claims” means Claims against any Debtor for rent or other obligations due under a lease of nonresidential real property relating to the time period May 2, 2008 through and including May 31, 2008, including any Claims for indemnification or reimbursement asserted by a Person that is a co-debtor with a Debtor with respect to such rent or other obligations.

63.           “New Organizational Documents” means, collectively: (a) new, amended and/or restated, certificates of organization or limited partnership certificates that may be necessary or appropriate for the Reorganized Debtors to file in their respective states of organization and (b) by-laws, operating agreements, partnership agreements and any other corporate, constituent or organizational documents that may be necessary or appropriate to adopt or file in connection with the incorporation or formation of the Reorganized Debtors.

64.           “Other Priority Claims” means Claims accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than Priority Tax Claims.

65.           “Other Secured Claims” means Claims that are secured by Prior Permitted Liens (as that term is defined in the Final DIP Order).

66.           “Petition Date” means May 2, 2008.

67.           “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code) or other entity.

68.           “Plan” means this third amended joint plan of reorganization under chapter 11 of the Bankruptcy Code, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules or herewith, as the case may be, and the Plan Supplement, which is incorporated herein by reference.

69.           “Plan Administrator” means a Person selected by the Senior Noteholders’ Committee vested with the powers of the sole officer and director of the Reorganized Debtors.

70.           “Plan Supplement” means the compilation of documents and forms of documents, schedules and exhibits to the Plan.

71.           “Priority Tax Claims” means Claims of governmental units of the kind specified in section 507(a)(8) of the Bankruptcy Code and Secured Claims (as defined herein) of governmental units based upon tax liability.

72.           “Pro Rata” means, at any time, the proportion that the amount of a Claim in a particular Class or Classes (or portions thereof, as applicable) bears to the aggregate amount of all Claims (including Disputed Claims) in such Class or Classes, unless the Plan provides otherwise.

73.           “Rejection Claim” means any Claim against a Debtor arising from the rejection of any executory contract or unexpired lease, including any Claim of (a) a Lessor for damages resulting from the rejection of a lease of real property as such claim shall be calculated in accordance with section 502(b)(6) of the Bankruptcy Code, including any claims for indemnification or reimbursement asserted by a Person that is a co-debtor with a Debtor with respect to such obligations, and (b) an employee for damages resulting from the rejection of an employment agreement as such Claim shall be calculated in accordance with section 502(b)(7) of the Bankruptcy Code.

74.           “Remaining Senior Noteholders’ Collateral” means all property of the Debtors as of the Effective Date including the collateral securing Allowed Other Secured Claims and the proceeds thereof (subject to the priorities set forth in the Final DIP Order), other than the Liquidating Trust Assets.

75.           “Remaining Senior Noteholders’ Collateral Proceeds” means all net proceeds from the continued liquidation of the Remaining Senior Noteholders’ Collateral, including, without limitation, all proceeds received by the Debtors from the Agent pursuant to the Order Approving Agency Agreement with GSI Commerce Solutions, Inc. and Hilco Consumer Capital L.P. [Docket No. 1895], entered by the Bankruptcy Court on October 17, 2008

76.           “Reorganized Debtors” means the Debtors, as reorganized and consolidated pursuant to and under the Plan or any successor thereto, by merger, consolidation, or otherwise, into one or more entities on or after the Effective Date.

77.           “Representatives” means, with regard to an Entity, officers, directors, employees, advisors, attorneys, professionals, accountants, investment bankers, financial advisors, consultants, agents and other representatives (including their respective officers, directors, employees, members and professionals) (each of the foregoing solely in its capacity as such).

78.           “Retained Professional” means an Entity:  (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

79.           “Schedules” mean the schedules of assets and liabilities, schedules of executory contracts and statements of financial affairs filed and amended by the Debtors pursuant to section 521 of the Bankruptcy Code.

80.           “Scheduling and Disclosure Statement Order” means that certain order approving the Disclosure Statement, entered by the Bankruptcy Court on January 26, 2009 [Docket No. 3304].

81.           “Section 503(b)(9) Administrative Claims” means Claims that have been timely filed pursuant to and in accordance with the Bar Date Order and that are granted administrative expense priority treatment pursuant to section 503(b)(9) of the Bankruptcy Code.

82.           “Secured Claims” means:  (a) Claims that are secured by a lien on property in which the Estates have an interest, which liens are valid, perfected and enforceable under applicable law or by reason of a Final Order, or that are subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the Estates’ interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; and (b) Claims which are Allowed under the Plan as a Secured Claim; provided, however, that such claims of governmental units based upon tax liability are Priority Tax Claims (as defined herein).

83.           “Senior Noteholder Distribution” means Cash payments from the Reorganized Debtors or the Liquidating Trustee, as the case may be, of (i) all Remaining Senior Noteholders’ Collateral Proceeds other than (x) the Senior Noteholders’ Plan Contribution and (y) cash sufficient to fund the Wind-Down Budget and, in connection therewith, satisfy all Allowed Administrative Claims other than Allowed May Rent Administrative Claims and Allowed Section 503(b)(9) Administrative Claims; (ii) the Initial Senior Noteholders’ Litigation Recovery Amount; and (iii) the Senior Noteholders’ Liquidating Trust Share, in each case until all Allowed Senior Notes Claims have been paid in full.

84.           “Senior Noteholders” means holders of Allowed Senior Notes Claims.

85.           “Senior Noteholders Committee” means the “Noteholder Committee” (as that term is defined in the Final DIP Order).

86.           “Senior Noteholders’ Liquidating Trust Share” means fifty percent of all proceeds of the Liquidating Trust Assets, net of Liquidating Trust Shared Expenses, in excess of the Initial Litigation Recovery Amount.

87.           “Senior Noteholders’ Plan Contribution Amount” means $6 million of Remaining Senior Noteholders’ Collateral Proceeds that shall be used by the Debtors or the Reorganized Debtors, as the case may be, to satisfy, in part, Allowed May Rent Administrative Claims, Allowed Section 503(b)(9) Administrative Claims, Allowed Priority Tax Claims and Allowed Other Priority Claims.

88.           “Senior Notes” means those certain Senior Secured Floating Rate Notes due 2014, issued pursuant to the Senior Notes Indenture by the U.S. Borrowers, including all rights, claims and privileges contained therein and in the Final DIP Orders concerning such Senior Secured Floating Rate Notes.

89.           “Senior Notes Claims” means Claims of the Senior Noteholders and the Senior Indenture Trustee, each pursuant to the Senior Notes Indenture and the Final DIP Order, including all rights, claims and privileges contained therein.

90.           “Senior Notes Indenture” means that certain Indenture, dated as of February 14, 2006, by and among the U.S. Borrowers (as issuers), the Guarantors (as guarantors), and The Bank of New York (as collateral agent and trustee), as amended, supplemented or otherwise modified from time to time through the Petition Date.

91.           “Senior Notes Indenture Trustee” means the “Trustee” (as that term is defined in the Senior Notes Indenture).

92.           “Senior Notes Indenture Trustee Charging Lien” means any lien or other priority in payment to which the Indenture Trustee is entitled, pursuant to the Senior Notes Indenture, against distributions to be made to holders of the Senior Notes.

93.           “Subsequent Distribution Date” means the date(s) on which the LNT Liquidating Trust shall make a Distribution, after the Initial Distribution Date, which subsequent date(s) shall be selected by the Liquidating Trustee in accordance with the Liquidating Trust Agreement.

94.           “Trust Claims” means any and all Causes of Action, other than Defensive Causes of Action, including Avoidance Actions, any credit liability claims held or asserted by any of the Debtors’ Estates against any creditor or vendor, and claims against any Person or Entity held or owned by any of the Debtors’ Estates as of the Petition Date (including any claims and/or damages arising from any post-petition conduct that is a continuation of, or relates to, or arises from pre-petition conduct), which Cause of Action and claims in any way arise from, are connected with, or relate to, the subject matters of the investigation conducted by the Creditors’ Committee (which may be continued by the Liquidating Trustee) as described in Article IV.F of the Disclosure Statement which include, without limitation, Causes of Action for breach of fiduciary duty (including, without limitation, duties of due care, loyalty, good faith, and candor); negligence; professional negligence and malpractice; breach of contract; aiding and abetting; fraud; constructive fraud; misrepresentation; negligent misrepresentation; inducement; avoidance; recovery; subordination; or other actions under the Bankruptcy Code; provided, however, that the Trust Claims exclude Causes of Action expressly released or exculpated pursuant to Article IX hereof.

95.           “Unimpaired” means, with respect to a Claim, Equity Interest, or Class of Claims or Equity Interests, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

96.           “Unsecured Creditor Liquidating Trust Share” means (a) fifty percent of all proceeds of Liquidating Trust Assets, net of Liquidating Trust Shared Expenses, in excess of the Initial Litigation Recovery Amount, (b) net of Liquidating Trust Unshared Expenses.

97.           “U.S. Borrowers” means Linens ’n Things, Inc. and Linens ’n Things Center, Inc.

98.           “Wind-Down Budget” means a budget in form and substance satisfactory to the Senior Noteholders’ Committee providing for the timely satisfaction of all costs, fees and expenses (including, but not limited to, the outstanding fees and expenses of the Retained Professionals and professionals of the Senior Noteholders’ Committee) incurred by the Debtors and the Reorganized Debtors, as the case may be, through the Effective Date.  The Wind-Down Budget shall be filed with the Bankruptcy Court prior to the commencement of the hearing on confirmation of the Plan.

ARTICLE II.

ADMINISTRATIVE AND PRIORITY CLAIMS

A.                                    Administrative Claims

Subject to the provisions of sections 328, 330(a) and 331 of the Bankruptcy Code, each holder of an Allowed Administrative Claim will be paid the full unpaid amount of such Allowed Administrative Claim in Cash:  (a) on the Effective Date or as soon as practicable thereafter, but in no event later than 30 days after the Effective Date (or, if not then due, when such Allowed Administrative Claim is due or as soon as practicable thereafter, but in no event later than 30 days after such claim is due); (b) if such Claim is Allowed after the Effective Date, on the date such Claim is Allowed or as soon as practicable thereafter, but in no event later than 30 days after such Claim is Allowed; (c) at such time and upon such terms as may be agreed upon by such holder and the Debtors or the Liquidating Trustee, as the case may be; or (d) at such time and upon such terms as set forth in an order of the Bankruptcy Court; provided, however that Administrative Claims do not include Claims filed after the Administrative Claims Bar Date.

B.                                    Priority Tax Claims

1.             All Allowed Priority Tax Claims, secured and unsecured, shall be treated under this Article II.B.

2.             Notwithstanding anything to the contrary in the Plan, all governmental taxing units shall retain any statutory liens to which they are entitled as a matter of nonbankruptcy law to the extent such liens are senior to the liens of the Senior Noteholders under applicable nonbankruptcy law.  Such senior statutory liens shall continue to encumber the assets to which they attach as a matter of nonbankruptcy law, as well as the proceeds of such assets, until such Allowed Priority Claims have been paid in full, including all interest to which such governmental taxing unit is entitled under sections 511(a) and 506(b) of the Bankruptcy Code.

3.             On the later of the Effective Date or the date on which a Priority Tax Claim becomes an Allowed Priority Tax Claim, or, in each such case, as soon as practicable thereafter, but in no event later than 30 days after such event, each holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date will receive on account of such Claim, in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, regular installment payments in Cash:  (a) of a total value, as of the Effective Date, equal to the Allowed amount of such Claim; (b) which total value shall include interest to accrue on any outstanding balance of such Allowed Priority Tax Claim starting on the Effective Date at the rate of interest determined under applicable nonbankruptcy law pursuant to section 511 of the Bankruptcy Code; and (c) over a period ending not later than 5 years after the Petition Date.  To the extent any Allowed Priority Tax Claim is oversecured, it will also be entitled to interest under section 506(b) of the Bankruptcy Code.

4.             Nothing in the Plan, the Confirmation Order or the Liquidating Trust Agreement shall modify or affect the protections afforded to the holders of Permitted Prior Liens in paragraph 21 of the Final DIP Order or the Debtors’ obligations in connection therewith.

5.             Installment Payments.  Any installment payments made pursuant to section 1129(a)(9)(C) of the Bankruptcy Code shall be in equal quarterly Cash payments beginning on the first day of the calendar month following the Effective Date, and subsequently on the first day of each third calendar month thereafter, as necessary.  The amount of any Priority Tax Claim that is not otherwise due and payable on or prior to the Effective Date, and the rights of the holder of such Claim, if any, to payment in respect thereof shall:  (a) be determined in the manner in which the amount of such Claim and the rights of the holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced; (b) survive after the Effective Date as if the Chapter 11 Cases had not been commenced; and (c) not be discharged pursuant to section 1141 of the Bankruptcy Code.  In accordance with section 1124 of the Bankruptcy Code, and notwithstanding any other provision of the Plan to the contrary, the Plan shall not alter or otherwise impair the legal, equitable, and contractual rights of any holder of a Priority Tax Claim that is not otherwise due and payable on or prior to the Effective Date.  If the Reorganized Debtors and/or the Liquidating Trustee fail to make an installment payment to the holder of an Allowed Priority Tax Claim pursuant to the terms of the Plan, and if such failure is not cured with twenty (20) days following actual receipt by the Reorganized Debtors and the Liquidating Trustee of written notice of such default, then the holder of such Allowed Priority Tax Claim may seek to enforce the entire amount of its claim and exercise any and rights and remedies it may have under applicable nonbankruptcy law and seek such relief as may be appropriate in the Bankruptcy Court.

C.                                   Other Priority Claims

On or as soon as practicable after the Effective Date, but in no event later than 30 days after the Effective Date, each holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction of such Claim, one of the following treatments, in the sole discretion of the Debtors or the Liquidating Trustee, as the case may be:  (a) full payment in Cash of its Allowed Other Priority Claim; or (b) treatment of its Allowed Other Priority Claim in a manner that leaves such Claim Unimpaired.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

A.                                   Summary

The following table classifies Claims and Equity Interests for all purposes, including voting, confirmation and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.  The Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class.  A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

Summary of Classification and Treatment of Classified Claims and Equity Interests

Class	Claim	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Deemed to Accept
2	Senior Notes Claims	Impaired	Entitled to Vote
3	General Unsecured Claims	Impaired	Entitled to Vote
4	Equity Interests	Impaired	Deemed to Reject
5	Intercompany Claims	Impaired	Deemed to Accept

B.                                   Classification and Treatment of Claims and Equity Interests

1.                                      Class 1—Other Secured Claims

(b)           Classification:  Class 1 consists of Other Secured Claims.

(c)           Treatment: Each holder of an Allowed Other Secured Claim will be placed in a separate subclass, and each subclass will be treated as a separate class for distribution purposes.  On or as soon as practicable after the Effective Date, but in no event later than 30 days after the Effective Date, each holder of an Allowed Other Secured Claim shall receive, in full and final satisfaction of such Claim, in the sole discretion of the Debtors, except to the extent any holder of an Allowed Other Secured Claim agrees to a different treatment, either:

(i)            the collateral securing such Allowed Other Secured Claim;

(ii)           Cash in an amount equal to the value of the collateral securing such Allowed Other Secured Claim; or

(iii)          the treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be reinstated or rendered Unimpaired.

(d)           Voting: Class 1 is Unimpaired, and holders of Other Secured Claims are conclusively deemed to have accepted the Plan.  All Other Secured Claims shall be subject to Allowance under the provisions of the Plan, including, but not limited to, Article VI.

2.                                      Class 2—Senior Notes Claims

(a)           Classification: Class 2 consists of Senior Notes Claims, which are all deemed Allowed Senior Notes Claims pursuant to Article VI.F of the Plan.

(b)           Treatment:  Each holder of a Class 2 Allowed Senior Notes Claim shall receive, in full and final satisfaction of such Claim, its Pro Rata share of the Senior Noteholder Distribution.

(c)           Voting: Class 2 is Impaired, and holders of Senior Notes Claims are entitled to vote to accept or reject the Plan.

3.                                      Class 3— General Unsecured Claims

(a)           Classification: Class 3 consists of General Unsecured Claims.

(b)           Treatment:  Each holder of an Allowed General Unsecured Claim shall receive, in full and final satisfaction of such Claim, its Pro Rata share of the Unsecured Creditor Liquidating Trust Share.

(c)           Voting: Class 3 is Impaired, and holders of General Unsecured Claims are entitled to vote to accept or reject the Plan.

4.                                      Class 4—Equity Interests

(a)           Classification: Class 4 consists of Equity Interests.

(b)           Treatment: Holders of Equity Interests shall neither receive nor retain any property under the Plan.

(c)           Voting: Class 4 is Impaired, and holders of Equity Interests are conclusively deemed to reject the Plan.

5.                                      Class 5—Intercompany Claims

(d)           Classification:  Class 5 consists of Intercompany Claims.

(e)           Treatment:  Pursuant to the Global Compromise, the Intercompany Claims shall be cancelled, and holders of such Intercompany Claims shall receive no Distribution on account of such Claims.

(f)            Voting:  Notwithstanding the treatment of Intercompany Claims in Class 5, the holders of Intercompany Claims, by virtue of their status as Debtors or Affiliates of Debtors, are deemed to accept the Plan.

C.                                    Non-Consensual Confirmation

The Debtors reserve the right to seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code.  To the extent that any Class votes to reject the Plan, the Debtors further reserve the right to modify the Plan in accordance with Article XI.C.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.                                    Substantive Consolidation

1.             Pursuant to the Global Compromise, the Plan is premised upon substantively consolidating the Debtors as set forth herein for the limited purposes of confirming and consummating the Plan, including but not limited to voting, confirmation and distribution.  Each and every Claim filed or to be filed in the Chapter 11 Cases against any Debtor shall be considered filed against the consolidated Debtors and shall be considered one Claim against and obligation of the consolidated Debtors.

2.             All guaranties by any of the Debtors of the obligations of any Debtor arising prior to the Effective Date shall be deemed eliminated under the Plan so that any Claim against any Debtor and any guaranty thereof executed by any other Debtor and any joint and several liability of any of the Debtors shall be deemed to be one obligation of the deemed consolidated Debtors.

3.             Such substantive consolidation shall not affect any liens or other security interests held by prepetition secured Claim holders (including the Senior Noteholders and the Senior Notes Indenture Trustee).

4.             In the event the Bankruptcy Court authorizes the Debtors to substantively consolidate less than all of the Debtors’ Estates:  (a) the Plan shall be treated as a separate plan for each Debtor not substantively consolidated; and (b) the Debtors shall not be required to re-solicit votes with respect to the Plan.

B.                                    Continued Corporate Existence, Vesting of Assets in the Reorganized Debtors, and Mergers

1.             On the Effective Date, all property of the Debtors, including all Remaining Senior Noteholders’ Collateral and all Defensive Causes of Action, but excluding the Liquidating Trust Assets, shall vest in the Reorganized Debtors, free and clear of all Claims, Interests, liens, charges or other encumbrances, except that the Remaining Senior Noteholders’ Collateral shall remain subject to the Claims, Interests, and charges of the Senior Noteholders and the Senior Notes Indenture Trustee and subject to and encumbered by liens of the Senior Notes Indenture Trustee having the extent, validity, perfection, and priority set forth in the Final DIP Order.

2.             On and after the Effective Date, the Reorganized Debtors shall continue to liquidate the Remaining Senior Noteholders’ Collateral and distribute the net proceeds thereof to the holders of Allowed Senior Notes Claims in accordance with the terms of the Plan.  All costs, fees and expenses of the Reorganized Debtors (including all professional fees of the Plan Administrator and of the Senior Noteholders Committee) relating  to such liquidation of the Remaining Senior Noteholders’ Collateral shall be paid from the Remaining Senior Noteholders’ Collateral Proceeds.  Notwithstanding the foregoing, the Reorganized Debtors will not liquidate the 25% membership interest in LNT Acquisition, LLC held by Linens Holding Co. (the “IP LLC Interest”).  Following the Effective Date, the Senior Noteholders Committee will direct the Plan Administrator regarding the transfer, maintenance, or other disposition of the IP LLC Interest including, as necessary, creation of any entity or vehicle necessary to effectuate a transfer.

3.             On and after the Effective Date, the Reorganized Debtors may engage in any act or activity authorized by the New Organizational Documents, including the merger or dissolution of one or more of the Reorganized Debtors, without the Bankruptcy Court’s supervision or approval, and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or Confirmation Order.

4.             On the Effective Date, any provision in any operating agreements, partnership agreements, limited liability company agreements or any other organizational document (as the same may be amended or restated from time to time) of any Debtor or Reorganized Debtor requiring dissolution, liquidation, or withdrawal of a member upon insolvency, bankruptcy or the filing of Chapter 11 Cases:

(a)          is deemed waived and of no further force and effect; and

(b)         any action taken to prevent or revoke such potential dissolution or liquidation by the Debtors or Reorganized Debtors or potential withdrawal of any such Debtors or Reorganized Debtors from the applicable limited liability company or partnership is ratified and deemed effective to prevent such dissolution or liquidation and each such Debtor or Reorganized Debtor shall continue its existence regardless of any such provision.

5.             In the Plan Supplement or an appropriate notice filed not less than five (5) days prior to the hearing to consider confirmation of the Plan, the Debtors will disclose the Plan Administrator (selected by the Senior Noteholders’ Committee) and file any agreement regarding the Plan Administrator’s rights and responsibilities.

C.                                    Appointment of a Liquidating Trustee and a Liquidating Trust Committee.

1.             On or prior to the Effective Date, the Debtors, the Creditors’ Committee and the Senior Noteholders’ Committee shall agree upon and appoint a Liquidating Trustee.  Additionally, on or prior to the Confirmation Date, the Debtors, the Creditors’ Committee and the Senior Noteholders’ Committee shall appoint a two (2) member Liquidating Trust Committee, which shall consist of one representative designated by the Senior Noteholders’ Committee and one representative designated by the Creditors’ Committee.  Each member of the Liquidating Trust Committee will be entitled to vote on all matters, except as set forth in the Liquidating Trust Agreement.  In the event the members disagree on a material issue, they will use their best efforts to appoint a mutually agreed upon third representative to resolve the disagreement, or to effectuate another mechanism for resolving the dispute.

2.             The member of the Liquidating Trust Committee selected by the Senior Noteholders’ Committee shall be entitled to select the Liquidating Trustee’s counsel for all Avoidance Actions, which selection shall be subject to the consent of the member of the Liquidating Trust Committee selected by the Creditors’ Committee, such consent not to be unreasonably withheld.

3.             The member of the Liquidating Trust Committee selected by the Creditors’ Committee shall be entitled to select the Liquidating Trustee’s counsel for all Trust Claims that are part of the Liquidating Trust Assets other than Avoidance Actions, which selection shall be subject to the consent of the member of the Liquidating Trust Committee selected by the Senior Noteholders’ Committee, such consent not to be unreasonably withheld.

4.             The Liquidating Trustee shall serve at the direction of the Liquidating Trust Committee as set forth in the Liquidating Trust Agreement, provided, however, the Liquidating Trust Committee may not direct the Liquidating Trustee or the members of the Liquidating Trust Committee to act inconsistently with their duties under the Liquidating Trust Agreement and the Plan.  The Liquidating Trust Committee may terminate the Liquidating Trustee at any time in accordance with the provisions of the Liquidating Trust Agreement.

D.                                    The LNT Liquidating Trust

1.                                      Appointment of Trustee

The Liquidating Trustee shall be independent of the Debtors and the Reorganized Debtors.  The Debtors shall file a notice on a date that is not less than ten (10) days prior to the Effective Date designating the Person who has been selected as the Liquidating Trustee and seeking approval of such designation.  The Person designated as Liquidating Trustee shall file an affidavit demonstrating that such Person is disinterested as defined by section 101(14) of the Bankruptcy Code.  If approved by the Bankruptcy Court, the Person so designated shall become the Liquidating Trustee on the Effective Date.  The Liquidating Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Liquidating Trust Agreement.

2.                                      Formation of the LNT Liquidating Trust and Transfer of Liquidating Trust Assets

(a)           On the Effective Date, the LNT Liquidating Trust shall be established pursuant to the Liquidating Trust Agreement for the purpose of, among other things, (i) investigating and, if appropriate, pursuing Trust Claims, (ii) administering the Liquidating Trust Assets, (iii) pursuing Avoidance Actions, (iv) resolving all Disputed General Unsecured Claims, including objecting, prosecuting, settling and compromising in any manner approved by the Bankruptcy Court such Disputed General Unsecured Claims, except the Liquidating Trustee may, in its discretion, subject to any relevant provision of the Liquidating Trust Agreement, settle or compromise any Disputed General Unsecured Claim without Bankruptcy Court approval so long as the amount in dispute is the lesser of $500,000 or 50% of the disputed amount, (v) upon dissolution of the Reorganized Debtors, resolving Disputed Secured, Disputed Other Secured, Disputed Administrative, Disputed Priority Tax and Disputed Other Priority Claims, including objecting, prosecuting, settling, and compromising in any manner approved by the Bankruptcy Court such Disputed Claims, and (vi) making all Distributions to the Beneficiaries from the LNT Liquidating Trust as provided for in the Plan and the Liquidating Trust Agreement.  The LNT Liquidating Trust is intended to qualify as a liquidating trust pursuant to United States Treasury Regulation Article 301.7701-4(d).

(b)           On the Effective Date, the Debtors’ Estates shall transfer and shall be deemed to have irrevocably transferred to the LNT Liquidating Trust, for and on behalf of the Beneficiaries, with no reversionary interest in the Debtors or the Reorganized Debtors, the Liquidating Trust Assets.  In addition, the Debtors shall transfer to the Liquidating Trustee for the LNT Liquidating Trust, the Debtors’ evidentiary privileges, including the attorney/client privilege, solely as they relate to Trust Claims and other Avoidance Actions, and shall also transfer to the Liquidating Trustee for the LNT Liquidating Trust all of its books and records relating to Trust Claims, Avoidance Actions and Disputed General Unsecured Claims, and upon dissolution of the Reorganized Debtors, any remaining Disputed Secured, Disputed Other Secured, Disputed Administrative, Disputed Priority Tax and Disputed Other Priority Claims.  The Plan shall be considered a motion pursuant to sections 105, 363 and 365 of the Bankruptcy Code for such relief.  Upon such transfer, the Debtors, the Debtors’ Estates and the Reorganized Debtors shall have no other further rights or obligations with respect thereto, except that the Reorganized Debtors and the Plan Administrator shall have full access to and may utilize such books and records at no cost to the Reorganized Debtors.  For purposes of this Article, books and records include computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of any Debtor maintained by or in the possession of third parties, wherever located.

(c)           Privileged communications may be shared among the Liquidating Trustee and the Liquidating Trust Committee without compromising the privileged nature of such communications, in accordance with the “joint interest” doctrine.

(d)           The assets comprising the Liquidating Trust Assets will be treated for tax purposes as being transferred by the Debtors to the Beneficiaries pursuant to the Plan in exchange for their Allowed Claims and then by the Beneficiaries to the LNT Liquidating Trust in exchange for the beneficial interests in the LNT Liquidating Trust.  The Beneficiaries shall be treated as the grantors and owners of the LNT Liquidating Trust.   As soon as possible after the Effective Date, but in no event later than sixty (60) days thereafter, (i) the Liquidating Trust Committee shall inform the Liquidating Trustee in writing of the fair market value of the Liquidating Trust Assets as of the Effective Date, based on its good faith determination, and (ii) the Liquidating Trustee shall establish appropriate means to apprise the Beneficiaries of such valuation.  The valuation shall be used consistently by all parties (including, without limitation, the Debtors, the LNT Liquidating Trust, the Beneficiaries and the Liquidating Trust Committee) for all federal income tax purposes.

(e)           Interests in the LNT Liquidating Trust shall be uncertificated and shall be non-transferable except upon death of the interest holder or by operation of law.  Holders of interests in the LNT Liquidating Trust shall have no voting rights with respect to such interests.  The LNT Liquidating Trust shall have a term of three (3) years from the Effective Date, without prejudice to the rights of the Liquidating Trust Committee to extend such term conditioned upon the LNT Liquidating Trust not becoming subject to the Securities Exchange Act of 1934 (as now in effect or hereafter amended).

3.                                      Funding of the LNT Liquidating Trust

The LNT Liquidating Trust shall be funded with the recoveries of Avoidance Actions obtained by (i) the Debtors prior to the Effective Date, less the Initial Litigation Recovery Amount, and (ii) the Liquidating Trustee from and after the Effective Date.

4.                                      Rights and Powers of the LNT Liquidating Trust and the Liquidating Trustee

The Liquidating Trustee shall be deemed the Estates’ representative in accordance with section 1123 of the Bankruptcy Code and shall have all the rights and powers set forth in the Liquidating Trust Agreement, including, without limitation, the powers of a trustee under sections 704 and 1106 of the Bankruptcy Code and the right to seek testimony and the production of documents pursuant to Rule 2004 of the Bankruptcy Rules (including without limitation, the right to (1) effect all actions and execute all agreements, instruments and other documents necessary to implement the provisions of the Plan and the Liquidating Trust Agreement; (2) investigate, and if appropriate, commence, prosecute, appeal, settle, abandon or compromise any Trust Claims (subject to the limitations set forth in Article IX.C.1.b of the Plan); (3) prosecute, settle, abandon or compromise Avoidance Actions; (4) make Distributions, if any, contemplated by the Plan and the Liquidating Trust Agreement, (5) establish and administer any necessary reserves for Disputed Claims that may be required; (6) object to Disputed Claims and prosecute, settle, compromise, withdraw or resolve in any manner approved by the Bankruptcy Court such objections; (7) assume any remaining responsibilities of the Reorganized Debtors under the Plan upon the dissolution of the Reorganized Debtors; (8) employ and compensate professionals and other agents, provided, however, that any such compensation shall be made only out of the Liquidating Trust Assets, to the extent not inconsistent with the status of the LNT Liquidating Trust as a liquidating trust within the meaning of Treas. Reg. § 301.7701-4(d) for federal income tax purposes; and (9) file all federal, state and local tax returns if necessary.

5.                                      Distribution of Liquidating Trust Assets

Distributions of the (i) Senior Noteholders’ Liquidating Trust Share to the Senior Notes Indenture Trustee for the benefit of the Senior Noteholders and (ii) the Unsecured Creditor Liquidating Trust Share to holders of Allowed General Unsecured Claims, both as set forth in this Plan and the Liquidating Trust Agreement, shall be made by the Liquidating Trustee when the aggregate proceeds and income available for distribution are sufficient, in the Trustee’s discretion (after consultation with the Liquidating Trust Committee) to economically distribute monies.

6.                                      Fees and Expenses of the LNT Liquidating Trust

Except as otherwise ordered by the Court, the Liquidating Trust Expenses on or after the Effective Date shall be paid from the LNT Liquidating Trust in accordance with the Liquidating Trust Agreement without further order of the Bankruptcy Court; provided that the members of the Liquidating Trust Committee shall serve without compensation.  The Debtors, Reorganized Debtors, the Liquidating Trustee, LNT Liquidating Trust Committee and all professionals shall have no personal liability in the event there are insufficient funds to pay Liquidating Trust Expenses.

7.                                      Semi-Annual Reports to Be Filed by the LNT Liquidating Trust

The LNT Liquidating Trust shall file semi-annual reports regarding the liquidation or other administration of property comprising the Liquidating Trust Assets, the Distributions made by it and other matters required to be included in such report in accordance with the Liquidating Trust Agreement.  In addition, the LNT Liquidating Trust will file tax returns as a grantor trust pursuant to United States Treasury Regulation Article 1.671-4(a).

E.                                     Directors/Officers/Equity/Assets of the Debtors on the Effective Date.

1.             On the Effective Date, the authority, power and incumbency of the persons then acting as directors and officers of the Debtors shall be terminated and such directors and officers shall be deemed to have resigned or to have been removed without cause.

2.             On the Effective Date, all the then Equity Interests in the Debtors (including all instruments evidencing such Equity Interests) shall be cancelled and extinguished without further action under any applicable agreement, law, regulation or rule.  On the Effective Date, the Reorganized Debtors shall issue one share of stock in each of the Reorganized Debtors to the Plan Administrator who will hold such shares of stock in trust for the benefit of the holders of Allowed Senior Notes Claims, and such shares of stock will remain outstanding until the Reorganized Debtors are dissolved in accordance with the Plan.

F.                                     Liquidation of the Debtors

As soon as practicable after the liquidation of the Remaining Senior Noteholders’ Collateral and the distribution of the proceeds thereof by the Reorganized Debtors to the holders of Allowed Senior Notes Claims in accordance with the terms of the Plan and the wind-down of the Debtors’ affairs, each of the Debtors shall: (a) file its certificate of dissolution, together with all other necessary corporate documents, to effect its dissolution under the applicable laws of its state of incorporation; and (b) complete and file its final federal, state and local tax returns, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of such Debtor or its Estate for any tax incurred during the administration of such Debtor’s Chapter 11 Case, as determined under applicable tax laws.  The filing by each Debtor of its certificate of dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order or rule, including, without limitation, any action by the stockholders or the board of directors of each such Debtor and expressly without the need to pay any franchise or similar taxes in order to effectuate such dissolution.  Upon the dissolution of the Reorganized Debtors, the LNT Liquidating Trust shall assume any outstanding responsibility of the Reorganized Debtors under the Plan.

G.                                   Operations of the Debtors Between the Confirmation Date and the Effective Date

The Debtors shall continue to operate as Debtors in Possession during the period from the Confirmation Date through and until the Effective Date.

H.                                   Term of Injunctions or Stays

Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Chapter 11 Cases are closed.

I.                                        Creditors’ Committee

As of the Effective Date, the Creditors’ Committee shall dissolve, and its members shall be released and discharged from all further authority, duties, responsibilities and obligations relating to and arising from the Chapter 11 Cases.  The retention and employment of the Retained Professionals retained by the Creditors’ Committee shall terminate as of the Effective Date, provided, however, that the Creditors’ Committee shall exist, and its Retained Professionals shall be retained and their fees and expenses paid by the Reorganized Debtors or Liquidating Trustee, after such date with respect to (a) applications filed pursuant to sections 330 and 331 of the Bankruptcy Code, including responding to any objections to such applications, whether formal or informal, and attendance at any hearing with respect to the consideration of the applications; and (b) motions seeking the enforcement of the provisions of the Plan or the Confirmation Order.

J.                                      Cancellation of Senior Notes and Equity Interests

1.             On the Effective Date, except to the extent otherwise provided herein, including the rights of the Senior Notes Indenture Trustee and the Senior Noteholders to retain all of their liens and security interests in the Remaining Senior Noteholders’ Collateral, all notes, stock, instruments, certificates, and other documents evidencing the Senior Notes Claims and Equity Interests shall be cancelled, shall be of no further force, whether surrendered for cancellation or otherwise, and the obligations of the Debtors thereunder or in any way related thereto shall be discharged.

2.             On the Effective Date, except to the extent otherwise provided herein, any indenture relating to any of the foregoing shall be deemed to be cancelled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be discharged.

3.             As of the Effective Date, the transfer register or ledger maintained by Senior Notes Indenture Trustee for the Senior Notes shall be closed, and there shall be no further changes in the record holders of any Senior Notes.  The Senior Notes Indenture Trustee shall be entitled to recognize and deal for all purposes under this Plan with only those holders of record as of the close of business on the Effective Date.

4.             Senior Notes Indenture Trustee Fees.  Notwithstanding Article IV.K.2 of the Plan, the Senior Notes and the Senior Notes Indenture shall continue in effect solely:  (a) to allow holders of the Senior Notes Claims to receive distributions provided for hereunder; (b) to allow the Senior Notes Indenture Trustee to make distributions to the holders of the Senior Notes; and (c) to preserve those rights of the Senior Notes Indenture Trustee under the Senior Notes Indenture (including the Senior Notes Indenture Trustee Charging Lien) to reasonable compensation and reimbursement for reasonable disbursements, advances and expenses.  Compensation and reimbursements payable to the Senior Notes Indenture Trustee shall be paid:  (a) no later than within two Business Days of the Effective Date, if invoiced to the Debtors no later than four Business Days prior to the Effective Date; and, (b) with regard to reasonable disbursements, advances and expenses incurred in connection with the implementation of, or distributions under, the Plan, within ten Business Days of delivery of an invoice to the Liquidating Trustee.

ARTICLE V.

PROVISIONS GOVERNING DISTRIBUTIONS

A.                                    Initial Distribution Date

1.             On the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall make, or shall make adequate reserves for, the distributions required to be made under the Plan to holders of Allowed Other Secured Claims, Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Other Priority Tax Claims, and shall pay to the Senior Notes Indenture Trustee any remaining Initial Senior Noteholders’ Litigation Recovery Amount.

2.             On the Initial Distribution Date or as soon thereafter as is reasonably practicable, the Liquidating Trustee shall make, or shall make adequate reserves for, the Distributions required to be made by the Liquidating Trustee for the LNT Liquidating Trust under the Plan.

B.                                    Disputed Reserves

1.                                      Establishment of Disputed Reserves

(a)           On the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall establish a Disputed Reserve for Disputed Other Secured Claims, Disputed Administrative Claims,

Disputed Priority Tax Claims and Disputed Other Priority Claims, which reserve shall be administered by the Reorganized Debtors.  The Reorganized Debtors shall reserve in Cash or other property, for distribution on account of each Disputed Other Secured, Administrative, Priority Tax and Other Priority Claim, the full asserted amount (or such lesser amount as may be determined by the Court after notice and a hearing or such lesser amount as may be estimated by the Court in accordance with Article VI.D hereof) with respect to each such Disputed Claim.  Following dissolution of the Reorganized Debtors, any remaining funds in the Disputed Reserves shall be held by the LNT Liquidating Trust.

(b)           On the Initial Distribution Date, and after making all Distributions to Beneficiaries required to be made on such date under the Plan, the Liquidating Trustee shall establish a separate Disputed Reserve for Disputed General Unsecured Claims, which Disputed Reserve shall be administered by the Liquidating Trustee.  The Liquidating Trustee shall reserve in Cash or other property, for Distribution on account of each Disputed General Unsecured Claim, the full amount distributable with respect to the asserted amount (or such lesser amount as may be estimated by the Court in accordance with Article VI.D hereof) with respect to each Disputed Claim.

2.             Maintenance of Disputed Reserves

To the extent that the property placed in a Disputed Reserve consists of Cash, that Cash shall be deposited in an interest-bearing account.  The property in the Disputed Reserves shall be held in trust for the benefit of the holders of Claims ultimately determined to be Allowed.  Each Disputed Reserve shall be closed and extinguished by the Reorganized Debtors and/or the LNT Liquidating Trust when all Distributions and other dispositions of Cash or other property required to be made hereunder will have been made in accordance with the terms of the Plan.  Upon closure of a Disputed Reserve, all Cash (including any investment yield on the Cash) or other property held in that Disputed Reserve shall revest in and become the property of the Reorganized Debtors or the LNT Liquidating Trust.  All funds or other property that vest or revest in the LNT Liquidating Trust pursuant to this paragraph shall be (a) used to pay the fees and expenses of the LNT Liquidating Trust as and to the extent set forth in the Liquidating Trust Agreement, and (b) thereafter distributed on a Pro Rata basis to holders of Allowed Claims in accordance with the terms of the Plan.

C.            Subsequent Distributions

Any Distribution that is not made on the Effective Date or the Initial Distribution Date or on any other date specified herein because the Claim that would have been entitled to receive that Distribution is not an Allowed Claim on such date, shall be held by the Reorganized Debtors and/or LNT Liquidating Trust in a Disputed Reserve pursuant to Article V.B and distributed (in full, in the case of Administrative Expense Claims, Priority Tax Claims, or Other Priority Claims; and up to its ratable proportion with respect to the Claims in Class 2 or Class 3) on the first Subsequent Distribution Date after such Claim is Allowed or, with respect to Administrative, Priority Tax and Other Priority Claims, at such earlier date as determined by the Reorganized Debtors and/or the Liquidating Trustee.  No interest shall accrue or be paid on the unpaid amount of any distribution paid on a Subsequent Distribution Date in accordance with this Article V.C.

D.            Record Date for Distributions

Except as otherwise provided in a Final Order of the Court, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the date of the entry of the Confirmation Order will be treated as the holders of those Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to the transfer may not have expired by the date of the entry of the Confirmation Order.  The Liquidating Trustee shall have no obligation to recognize any transfer of any Claim occurring after the date of the entry of the Confirmation Order.  In making any Distribution with respect to any Claim, the Liquidating Trustee shall be entitled instead to recognize and deal with, for all purposes hereunder, only the Entity that is listed on the proof of Claim filed with respect thereto or on the Schedules as the holder thereof as of the close of business on the date of the entry of the Confirmation Order and upon such other evidence or record of transfer or assignment that are known to the Liquidating Trustee as of the date of the entry of the Confirmation Order.

E.             Delivery of Distributions

1.             General Provisions; Undeliverable Distributions

Subject to Bankruptcy Rule 9010 and except as otherwise provided herein, Distributions to the holders of Allowed Claims shall be made by the Liquidating Trustee or by the Reorganized Debtors, as the case may be, at (a) the address of each holder as set forth in the Schedules, unless superseded by the address set forth on proofs of Claim filed by such holder or (b) the last known address of such holder if no proof of Claim is filed or if the Debtors, the Reorganized Debtors or Liquidating Trustee have been notified in writing of a change of address.  If any Distribution is returned as undeliverable, the Liquidating Trustee and/or the Reorganized Debtors may, in their discretion, but are not obligated to, make such efforts to determine the current address of the holder of the Claim with respect to which the Distribution was made as the Liquidating Trustee and/or the Reorganized Debtors deem appropriate, but no Distribution to any holder shall be made unless and until the Liquidating Trustee and/or the Reorganized Debtors have determined the then-current address of the holder, at which time the Distribution to such holder shall be made to the holder without interest.  Amounts in respect of any undeliverable Distributions made by the Liquidating Trustee or the Reorganized Debtors shall be returned to, and held in trust by, the Liquidating Trustee or the Reorganized Debtors, as the case may be, until the Distributions are claimed or are deemed to be unclaimed property upon the expiration of three (3) months from the return of the undeliverable Distribution, as set forth below in Article V.E.4.  The Liquidating Trustee and the Reorganized Debtors shall have the discretion to determine how to make Distributions in the most efficient and cost-effective manner possible; provided, however, that its discretion may not be exercised in a manner inconsistent with any express requirements of the Plan or the Liquidating Trust Agreement.

2.             Senior Notes Indenture Trustee as Claim Holder; Distributions to the Senior Notes Indenture Trustee

Consistent with Bankruptcy Rule 3003(c), the Debtors and Reorganized Debtors shall recognize the proofs of claim filed by the Senior Notes Indenture Trustee in respect of the Allowed Senior Notes Claim.  Accordingly, any claim for principal or interest, proof of which is filed by the registered or beneficial holder of the Senior Notes asserting on account of a Senior Notes Claim shall be disallowed as duplicative of the Claim of the Senior Notes Indenture Trustee, without need for any further action or Bankruptcy Court order.  The distributions to be made under the Plan to holders of Allowed Senior Notes Claims shall be made to the Senior Notes Indenture Trustee, and the Senior Notes Indenture Trustee shall, subject to the right of the Senior Notes Indenture Trustee to assert its Senior Notes Indenture Trustee Charging Lien against the Distributions (and the right of any Senior Noteholder to contest same), transmit the Distributions to the registered holders of the Senior Notes.  To the extent that the Senior Notes Indenture Trustee provides services related to Distributions pursuant to the Plan, the Senior Notes Indenture Trustee shall receive from the Liquidating Trustee reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services subject to Article IV.K.4.

3.             Minimum Distributions

Notwithstanding anything herein to the contrary, if a distribution to be made to a holder of an Allowed General Unsecured Claim on the Initial Distribution Date or any subsequent date for such Distributions would be $50 or less, no such Distribution is required to be made to that holder.

4.             Unclaimed Property

Except with respect to property not distributed because it is being held in a Disputed Reserve, Distributions that are not claimed by the expiration of six (6) months from the date the Distribution is made, will be deemed to be unclaimed property under section 347(b) of the Bankruptcy Code and shall vest or revest in the LNT Liquidating Trust, and the Claims with respect to which those Distributions are made shall be automatically cancelled.  After the expiration of that six (6) month period, the claim of any Entity to those Distributions shall be discharged and forever barred.  Nothing contained in the Plan shall require the Liquidating Trustee or the Reorganized Debtors to attempt to locate any holder of an Allowed Claim. All funds or other property that vests or revests in the LNT Liquidating Trust pursuant to this Article shall be distributed by the Liquidating Trustee to the other holders of Allowed Claims in accordance with the provisions of the Plan or the Liquidating Trust Agreement.

F.             Surrender of Cancelled Instruments and Securities

1.             Generally

Except as set forth in Article V.G hereof, as a condition precedent to receiving any Distribution hereunder on account of an Allowed Claim evidenced by instruments, securities or other documentation cancelled pursuant to Article IV.K hereof, the holder of such Claim shall tender such instrument, security or other documentation evidencing such Claim to the LNT Liquidating Trust (except as set forth in Article V.G hereof).  Any Distributions pursuant to the Plan on account of any Claim evidenced by such instruments, securities or other documentation shall, pending such surrender, will be treated as an undeliverable Distribution in accordance with Article V.E hereof; provided, however, all notes, instruments and other securities issued under the DIP Facility shall be deemed terminated and cancelled upon the Effective Date to the extent not already surrendered and cancelled.  Notwithstanding the foregoing, Senior Noteholders shall not be required to surrender any notes, instruments, or other securities on account of Senior Notes Claims and the Senior Notes Indenture Trustee shall distribute, subject to the Senior Notes Indenture Trustee Charging Lien, to each Senior Noteholder such holder’s Pro Rata share of the Senior Noteholder Distribution.

2.             Failure to Surrender Cancelled Instruments

If any holder of an Allowed Claim evidenced by instruments, securities or other documentation cancelled pursuant to Article IV.K hereof, fails to surrender such instrument, security or other documentation or comply with the provisions of Article V.F.1 hereof within one year after the Effective Date, its Claim for a Distribution under the Plan on account of such instrument, security, or other documentation shall be discharged, and such holder shall be forever barred from asserting such Claim against the Reorganized Debtors or the LNT Liquidating Trust or its property. In such case, any property held on account of such Claim shall be disposed of pursuant to the provisions set forth in Article V.E.4 hereof.

G.            Lost, Stolen, Mutilated or Destroyed Instrument or Security

Any holder of an Allowed Claim evidenced by instruments, securities or other documentation cancelled pursuant to Article IV.K hereof that has been lost, stolen, mutilated or destroyed, shall, in lieu of surrendering such instrument, security or documentation: deliver to the LNT Liquidating Trust or the Reorganized Debtors, as appropriate (i) an affidavit of loss reasonably satisfactory to the Liquidating Trustee (or in the case of the Senior Notes, the Senior Notes Indenture Trustee) setting forth the unavailability of such instrument, security, or other documentation and (ii) such additional security or indemnity as may reasonably be requested by the Liquidating Trustee to hold the LNT Liquidating Trust or the Reorganized Debtors, as appropriate, harmless from any damages, liabilities, or costs incurred in treating such Entity as a holder of an Allowed Claim.

H.            Manner of Cash Payments Under the Plan or the Liquidating Trust Agreement

Cash payments made pursuant to the Plan or the Liquidating Trust Agreement shall be in United States dollars by checks drawn on a domestic bank selected by the LNT Liquidating Trust or by wire transfer from a domestic bank, at the option of the Liquidating Trustee.

I.              Time Bar to Cash Payments by Check

Checks issued by the Liquidating Trustee or the Reorganized Debtors on account of Allowed Claims shall be null and void if not negotiated within 90 days after the date of issuance thereof.  Requests for the reissuance of any check that becomes null and void pursuant to this Article V.I. shall be made directly to the Liquidating Trustee by the holder of the Allowed Claim to whom the check was originally issued.  Any Claim in respect of such voided check shall be made in writing on or before the later of the first anniversary of the Effective Date or the six (6) month anniversary of the date on which the Distribution was made.  After that date, all Claims in respect of void checks shall be discharged and forever barred and the proceeds of those checks shall revest in and become the property of the LNT Liquidating Trust as unclaimed property in accordance with section 347(b) of the Bankruptcy Code and be distributed as provided in Article V.E.4.

J.             Limitations on Funding of Disputed Reserves

Except as expressly set forth in the Plan, neither the Debtors, the Reorganized Debtors, the Plan Administrator, the LNT Liquidating Trust nor the Liquidating Trustee shall have any duty to fund the Disputed Reserves.

K.            Compliance with Tax Requirements

In connection with making Distributions under this Plan, to the extent applicable, the Liquidating Trustee and the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all Distributions pursuant to this Plan shall be subject to such withholding and reporting requirements.  The Liquidating Trustee or the Reorganized Debtors may withhold the entire Distribution due to any holder of an Allowed Claim until such time as such holder provides the necessary information to comply with any withholding requirements of any governmental unit.  Any property so withheld will then be paid by the LNT Liquidating Trust to the appropriate authority.  If the holder of an Allowed Claim fails to provide the information necessary to comply with any withholding requirements of any governmental unit within six (6) months from the date of first notification to the holder of the need for such information or for the Cash necessary to comply with any applicable withholding requirements, then such holder’s Distribution shall be treated as an undeliverable Distribution in accordance with Article V.E.1 or the amount required to be withheld may be so withheld and turned over to the applicable authority.

L.            No Payments of Fractional Dollars

Notwithstanding any other provision of the Plan to the contrary, no payment of fractional dollars shall be made pursuant to the Plan. Whenever any payment of a fraction of a dollar under the Plan would otherwise be required, the actual Distribution made shall reflect a rounding down of such fraction to the nearest whole dollar.

M.           Interest on Claims

Except as specifically provided for in the Plan or the Confirmation Order, interest shall not accrue on Claims and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.  Interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after that Disputed Claim becomes an Allowed Claim. Except as expressly provided herein or in a Final Order of the Court, no prepetition Claim shall be Allowed to the extent that it is for postpetition interest or other similar charges.

N.            No Distribution in Excess of Allowed Amount of Claim

Notwithstanding anything to the contrary contained in the Plan, no holder of an Allowed Claim shall receive in respect of that Claim any Distribution in excess of the Allowed amount of that Claim.

O.            Setoff and Recoupment

The Liquidating Trustee (except as necessary for prosecution of Defensive Causes of Action) or the Reorganized Debtors may, but shall not be required to, setoff against, or recoup from, any Claim and the Distributions to be made pursuant to the Plan in respect thereof, any claims or defenses of any nature whatsoever that any of the Debtors, the Estates, the Reorganized Debtors or the Liquidating Trustee may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim under the Plan shall constitute a waiver or release by the Debtors, the Estates, the Reorganized Debtors or the Liquidating Trustee of any right of setoff or recoupment that any of them may have against the holder of any Claim.

ARTICLE VI.

PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT

AND UNLIQUIDATED CLAIMS OR EQUITY INTERESTS

A.            No Distribution Pending Allowance

Notwithstanding any other provision of the Plan, the Reorganized Debtors and the LNT Liquidating Trust shall not distribute any Cash or other property on account of any Disputed Claim unless and until such Claim becomes Allowed.

B.            Resolution of Disputed Claims

Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, the LNT Liquidating Trust shall have the right to the exclusion of all others (except as to the Retained Professionals’ applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code) to make, file, prosecute, settle, compromise, withdraw or resolve in any manner approved by the Bankruptcy Court, objections to General Unsecured Claims subject to the limitations of Article IX.C.1.b of this Plan, and upon dissolution of the Reorganized Debtors, the LNT Liquidating Trust shall also have the right, to the exclusion of all others, to make, file, prosecute, settle, compromise, withdraw or resolve in any manner approved by the Bankruptcy Court, objections to Other Secured, Administrative, Priority Tax and Other Priority Claims.

C.            Objection Deadline

All objections to Disputed Claims shall be filed and served upon the holders of each such Claim by the Claims Objection Deadline, unless otherwise ordered by the Court after notice and a hearing.

D.            Estimation of Claims

At any time, (a) prior to the Effective Date, the Debtors, and (b) subsequent to the Effective Date, the LNT Liquidating Trust and the Reorganized Debtors may request that the Court estimate any contingent or unliquidated Claim to the extent permitted by section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the LNT Liquidating Trust have previously objected to such Claim or whether the Court has ruled on any such objection, and the Court shall have jurisdiction to estimate any Claim at any time during litigation concerning any objection to such Claim, including during the pendency of any appeal relating to any such objection.  If the Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on the Claim, as determined by the Court. If the estimated amount constitutes a maximum limitation on the Claim, the Debtors or the LNT Liquidating Trust, as applicable, may elect to pursue supplemental proceedings to object to the ultimate allowance of the Claim.  All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Court.

E.             Disallowance of Claims

Except as otherwise agreed, any and all proofs of Claim filed after the applicable Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice or action, order or approval of the Bankruptcy Court, and holders of such Claims may not receive any Distributions on account of such Claims, unless on or before the Confirmation Hearing the Bankruptcy Court has entered an order deeming such Claim to be timely filed.

F.             Allowed Claims

Entry of the Confirmation Order shall deem, for all purposes in the Chapter 11 Cases, the Senior Notes Claims to be Allowed Senior Notes Claims in the amount of $669 million.

ARTICLE VII.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.            Rejection of Executory Contracts and Unexpired Leases

The Plan shall constitute a motion to reject all executory contracts and unexpired leases unless set forth in the Plan Supplement, and the Debtors shall have no further liability thereunder.  The entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of any such rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code and that the rejection thereof is in the best interest of the Debtors, their Estates and all parties in interest in the Chapter 11 Cases.  For the avoidance of doubt, all compensation and benefits programs (other than the Administrative Services Agreement (Contract No. 707916) with United HealthCare Insurance Company, which the Debtors terminated effective as of December 31, 2008, but intend to satisfy all of their obligations thereunder, including their funding obligations, during the applicable run-out periods) and which shall be treated as executory contracts under the Plan and deemed rejected on the Effective Date.

B.            Claims Based on Rejection of Executory Contracts or Unexpired Leases

Claims created by the rejection of executory contracts and unexpired leases pursuant to Article VII.A of the Plan, or the expiration or termination of any executory contract or unexpired lease prior to the Effective Date, must be filed with the Bankruptcy Court and served on the Debtors no later than thirty (30) days after the entry of the Confirmation Order by the Bankruptcy Court.  Any Claims arising from the rejection of an executory contract or unexpired lease pursuant to Article V.A for which proofs of Claim are not timely filed within that time period will be forever barred from assertion against the Debtors, the Estates, their successors and assigns, and their assets and properties, unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein.  All such Claims shall, as of the Effective Date, be subject to the discharge and permanent injunction set forth in Article IX.E.  Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as provided herein shall be treated as General Unsecured Claims under the Plan and shall be subject to the provisions of Article III of the Plan.

ARTICLE VIII.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.            Conditions Precedent to the Effective Date

The following are conditions precedent to the Effective Date that must be satisfied or waived:

1.             The Confirmation Order has become a Final Order.

2.             The Confirmation Order shall be in full force and effect.

3.             On or before August 30, 2009 or such later date requested by the Debtors with the consent of the Senior Noteholders’ Committee and the Creditors’ Committee that is approved by the Court following notice and a hearing, the Debtors shall have sufficient Cash on hand to pay, in full, all Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Other Priority Claims.

Notwithstanding the foregoing, the Debtors with the consent of the Senior Noteholders’ Committee and the Creditors Committee reserve the right to waive the occurrence of any condition precedent to the Effective Date (provided, however, that condition 3 above may only be waived following the entry of an order of the Bankruptcy Court following notice and a hearing approving such waiver) or to modify any of the foregoing conditions precedent.  Any such written waiver of a condition precedent set forth in this Article may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan.  Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action.  If the Debtors fail to timely satisfy condition 3 above, the Confirmation Order shall be of no force or effect and the Plan shall be deemed withdrawn.

ARTICLE IX.

RELEASE, EXCULPATION, INJUNCTION AND RELATED PROVISIONS

A.            Global Compromise and Settlement

1.             Pursuant to section 363 of the Bankruptcy Code and Fed. R. Bankr. P. 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, including, inter alia, (i) the satisfaction of all Allowed Administrative, Priority Tax and Other Priority Claims from, at least in part, the collateral of the Senior Noteholders (including the Senior Noteholders’ Plan Contribution Amount), (ii) the funding of the Wind-Down Budget from proceeds of the Senior Noteholders’ collateral, (iii) the allowance of the Senior Notes Claims, (iv) the establishment of the LNT Liquidating Trust and the sharing of the Distributions from the LNT Liquidating Trust between the holders of Allowed Senior Notes Claims and the holders of Allowed General Unsecured Claims as provided for in the Plan (collectively, the “Global Compromise”), (v) the substantive consolidation of the Debtors’ estates as provided in the Plan, (vi) the dismissal of the Committee Motion with prejudice, (vii) the grant of releases as set forth herein, and (viii) the cancellation of all Intercompany Claims and the Equity Interests, the Plan shall constitute a good faith compromise of all Claims against, and Equity Interests in, the Debtors.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Global Compromise, as well as a finding by the Bankruptcy Court that such compromise or settlement is fair, equitable, reasonable, and in the best interests of the Debtors, Estates, and holders of Claims and Equity Interests.  As further consideration for the Global Compromise and as part of the adequate protection provided to the Senior Noteholders, (a) all payments made prior to the Effective Date to professionals of the Senior Noteholders’ Committee pursuant to the Final DIP Order or otherwise shall be deemed approved and indefeasibly made without need for further application or notice, (b) all payments due and owing as of the Effective Date to professionals of the Senior Noteholders’ Committee, including, without limitation, all monthly advisory fees or transaction fees provided for in that certain engagement agreement with Houlihan Lokey Howard & Zukin Capital, Inc., dated March 28, 2008 (which agreement shall be deemed approved by entry of the Confirmation Order) shall be deemed approved without need for further application or notice, and paid by the Reorganized Debtors on the Effective Date; and (c) all reasonable expenses incurred by former or present members of the Senior Noteholders’ Committee shall be reimbursed by the Debtors or the Reorganized Debtors without need for further application or notice.

2.             Release of Senior Noteholders and Senior Notes Indenture Trustee.  As further consideration for the Global Compromise and as part of the adequate protection provided to the Senior Noteholders and the Senior Notes Indenture Trustee, notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, the Debtors and holders of Claims voting to accept the Plan (each of the foregoing being in its individual capacity as such), hereby provide a full release (and each Entity so released shall be deemed released by the releasing parties) to each of the Global Compromise Released Parties and their respective property from any and all Claims, Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, at equity, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtors, including those in any way related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or consummating the Plan, Disclosure Statement, the Liquidating Trust Agreement or any other contract, instrument, release or other agreement or document created or entered into in connection with the Plan, or any other postpetition act taken or omitted to be taken in connection with or in contemplation of these Chapter 11 Cases; provided, however, that the foregoing provisions of this Article IX.A.2 shall not operate to waive or release any Allowed Claims of releasing parties treated under the Plan.

3.             Release by Senior Noteholders.  As of the Effective Date, each Senior Noteholder to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, shall be deemed to forever release, waive and discharge all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, or then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to the Senior Notes Indenture Trustee that such entity has, had or may have, against the Senior Notes Indenture Trustee and any of its respective present or former directors, officers, employees, agents, representatives, attorneys, accountants, underwriters, investment bankers or financial advisors and any of their respective successors or assigns.

4.             Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the releases set forth in this Article IX.A pursuant to Fed. R. Bankr. P. 9019 and its finding that they are:  (a) in exchange for good and valuable consideration, representing a good faith settlement and compromise of the Claims and Causes of Action thereby released; (b) in the best interests of the Debtors and all holder of Claims; (c) fair, equitable, and reasonable; (d) approved after due notice and opportunity for hearing; and (e) a bar to any of the Debtors, the LNT Liquidating Trust, and the holders of Claims voting to accept the Plan, asserting any Claim or Cause of Action thereby released.

B.            Exculpation

Subject to Article IX.F of this Plan, the Exculpated Parties shall neither have nor incur any liability to any Entity for any and all Claims, Causes of Action and any other debts, obligations, rights, suits, damages, actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, at equity, whether for tort, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances taking place or arising from and after the Petition Date related in any way to the Debtors, including, without limitation, those that any of the Debtors would have been legally entitled to assert (whether individually or collectively) or that any holder of a Claim or Equity Interest or other Entity would have been legally entitled to assert for or on behalf of any of the Debtors or the Estates and further including those in any way related to the Liquidating Trust Agreement, Chapter 11 Cases, or the Plan, including any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, confirming or consummating the Plan, the Disclosure Statement, DIP Facility, the Liquidating Trust Agreement or any other contract, instrument, release or other agreement or document created or entered into in connection with the Plan, Original Plan or any other postpetition act taken or omitted to be taken in connection with the Debtors; provided, however, that the foregoing provisions of this Article IX.B shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct; provided, further, however, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning its duties pursuant to, or in connection with, the above referenced documents.

C.            Preservation of Causes of Action

1.             Vesting of Causes of Action

(a)           Except as otherwise provided in the Plan or Confirmation Order, in accordance with section 1123(b)(3) of the Bankruptcy Code, (i) any and all Trust Claims and Avoidance Actions that the Debtors’ Estates may hold against any Person, together with proceeds of the foregoing, if any, are reserved for, assigned to, and shall become property of the LNT Liquidating Trust on the Effective Date, and (ii) any Defensive Causes of Action that the Debtors may hold against any Entity shall vest upon the Effective Date in the Reorganized Debtors.

(b)           Except as otherwise provided in the Plan, Confirmation Order or the Liquidating Trust Agreement, after the Effective Date, the Liquidating Trustee shall have the exclusive right to institute, prosecute, abandon, settle, or compromise any Trust Claims or Avoidance Actions, in its sole discretion and without further order of the Bankruptcy Court, in any court or other tribunal, including, without limitation, in an adversary proceeding filed in one or more of the Chapter 11 Cases; provided, however, no Cause of Action of $1,000,000 or more shall be settled or compromised by the Liquidating Trustee without Bankruptcy Court approval.

2.             Preservation of All Causes of Action Not Expressly Settled or Released

(a)           Unless a Cause of Action against any Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order (including the Confirmation Order), the Debtors expressly reserve such Cause of Action, including all (i) Trust Claims and Avoidance Actions to be transferred by the Debtors to the LNT Liquidating Trust pursuant to the Plan, for possible adjudication by the Liquidating Trustee or (ii) in the case of Defensive Causes of Action, the Reorganized Debtors, and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action upon or after the entry of the Confirmation Order or Effective Date based on the Disclosure Statement, the Plan or the Confirmation Order, except with respect to clause (i) above where such Causes of Action have been released in the Plan (including as a result of Article IX.B) or any other Final Order (including the Confirmation Order).  In addition, the Reorganized Debtors and the LNT Liquidating Trust reserve the right to pursue or adopt any claims alleged in any lawsuit in which the Debtors are a defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

(b)           Subject to the immediately preceding paragraph, any Entity to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that any such obligation, transfer, or transaction may be reviewed by the LNT Liquidating Trust or the Reorganized Debtors subsequent to the Effective Date and may be the subject of an action after the Effective Date, regardless of whether:  (i) such Entity has filed a proof of claim against the Debtors in the Chapter 11 Cases; (ii) the Debtors, the Reorganized Debtors or the LNT Liquidating Trust have objected to any such Entity’s proof of claim; (iii) any such Entity’s Claim was included in the Schedules; (iv) the Debtors, the Reorganized Debtors or the LNT Liquidating Trust have objected to any such Entity’s scheduled Claim; or (v) any such Entity’s scheduled Claim has been identified by the Debtors, the Reorganized Debtors or the LNT Liquidating Trust as disputed, contingent, or unliquidated.

D.            Releases of Liens

Except as otherwise provided in the Plan, including Article II.B.2 of the Plan, or in any contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, liens, pledges or other security interests against property of the Estates other than the mortgages, deeds of trust, liens, pledges and other security interests of the Senior Notes Indenture Trustee and Senior Noteholders on the Remaining Senior Noteholders’ Collateral (which shall be deemed validly filed and duly perfected) shall be fully released and discharged and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens, pledges or other security interest shall revert to the Debtors, the Reorganized Debtors and the LNT Liquidating Trust.

E.             Injunction

1.             From and after the Effective Date, all Entities are permanently enjoined from commencing or continuing in any manner against the Debtors, Reorganized Debtors, the LNT Liquidating Trust or the Liquidating Trustee, their successors and assigns, and their assets and properties, as the case may be, any suit, action or other proceeding, on account of or respecting any Claim, demand, liability, obligation, debt, right, Cause of Action, interest or remedy released or to be released pursuant to the Plan or the Confirmation Order.

2.             Except as otherwise expressly provided for in the Plan or in obligations issued pursuant to the Plan, from and after the Effective Date, all Entities shall be precluded from asserting against the Debtors, Debtors-in-Possession, Estates, the Reorganized Debtors, the LNT Liquidating Trust, the Liquidating Trustee, their successors and assigns, and their assets and properties, any other Claims or Equity Interests based upon any documents, instruments, or any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

3.             The rights afforded in the Plan and the treatment of all Claims and Equity Interests in the Plan shall be in exchange for and in complete satisfaction of Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Debtors or any of their assets or properties.  On the Effective Date, all such Claims against, and Equity Interests in, the Debtors shall be satisfied and released in full.

4.             Except as otherwise expressly provided for in the Plan or with respect to obligations issued pursuant to the Plan, all Parties and Entities are permanently enjoined, on and after the Effective Date, on account of any Claim or Equity Interest satisfied and released hereby, from:

(a)           commencing or continuing in any manner any action or other proceeding of any kind against any Debtor, Reorganized Debtor, the Plan Administrator, the LNT Liquidating Trust or the Liquidating Trustee, their successors and assigns, and their assets and properties;

(b)           enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against any Debtor, Reorganized Debtor, the Plan Administrator, the LNT Liquidating Trust or the Liquidating Trustee, their successors and assigns, and their assets and properties;

(c)           creating, perfecting, or enforcing any encumbrance of any kind against any Debtor, Reorganized Debtor, the Plan Administrator, the LNT Liquidating Trust or the Liquidating Trustee or the property or estate of any Debtor or the LNT Liquidating Trust;

(d)           asserting any right of subrogation against any Debtor, Reorganized Debtor, the Plan Administrator, the LNT Liquidating Trust or the Liquidating Trustee or against the property or estate of any the Debtors, Reorganized Debtors or the LNT Liquidating Trust, except to the extent a right of subrogation is asserted with respect to a timely filed proof of claim; or

(e)           commencing or continuing in any manner any action or other proceeding of any kind in respect of any Claim or Equity Interest or Cause of Action released or settled hereunder.

5.             Notwithstanding any provision in the Plan or the Confirmation Order to the contrary, nothing contained in the Plan or the Confirmation Order shall extinguish, impact, or release any right of setoff, recoupment, or subrogation of any kind held by (a) any creditor or vendor which is asserted in a timely filed proof of claim or timely filed objection to the Plan, (b) GE Money Bank under the Linens Private Label Card Program Agreement or applicable law,  or (c) that is or may be asserted as an affirmative defense or other defense to a Cause of Action or claim asserted by a Debtor, Reorganized Debtor or the LNT Liquidating Trust against such creditor or vendor.

F.             Exclusions and Limitations on Releases and Exculpation

Notwithstanding anything in this Plan to the contrary, no provision of this Plan or the Confirmation Order, including, without limitation, the release provision contained in Article IX.A.3 of this Plan or the exculpation provision contained in Article IX.B. of this Plan shall (a) modify, release or otherwise limit the liability of any Person who is, or becomes, the subject of a Trust Claim (to the extent, and only to the extent, related to such Trust Claim), or (b) modify, release or otherwise limit the liability of any Person not specifically released hereunder, including, without limitation, any Person that is a co-obligor or joint tortfeasor of a Releasee or that is otherwise liable under theories of vicarious or other derivative liability or that is a non-Debtor third party guarantor of any obligation of the Debtors.

ARTICLE X.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and the Plan as is legally permissible, including, but not limited to, jurisdiction to:

1.             allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

2.             grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

3.             resolve any matters related to the assumption, assignment or rejection of any executory contract or unexpired lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to any amendment to the Plan after the Effective Date pursuant to Article XI.C;

4.             ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

5.             decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving a Debtor that may be pending on the Effective Date or instituted by the LNT Liquidating Trust or the Reorganized Debtors after the Effective Date, including any Trust Claims;

6.             to hear and determine disputes (i) arising in connection with the interpretation, implementation or enforcement of the LNT Liquidating Trust or the Liquidating Trust Agreement or (ii) arising out of or related to the issuance of any subpoenas or requests for examination pursuant to Bankruptcy Rule 2004 issued before or after the entry of the Confirmation Order relating to the subject matter of the Trust Claims;

7.             enter such orders as may be necessary or appropriate to implement, interpret, enforce or consummate the provisions of the Plan, the Confirmation Order, the Liquidating Trust Agreement and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with the Plan, Plan Supplement or the Disclosure Statement;

8.             resolve any cases, controversies, suits or disputes that may arise in connection with the Effective Date, interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

9.             resolve and determine any future indemnification claims of the DIP Lenders and DIP Agents, if any.

10.           issue injunctions, enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with the Effective Date or enforcement of the Plan, except as otherwise provided in the Plan;

11.           enforce all of the provisions of Article IX.A and Article IX.B;

12.           enforce the Injunction set forth in Article IX.F;

13.           enforce all orders previously entered by the Bankruptcy Court;

14.           resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article IX, and enter such orders as may be necessary or appropriate to implement or enforce all such releases, injunctions and other provisions;

15.           enter and implement such orders as necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

16.           resolve any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document adopted in connection with the Plan or the Disclosure Statement; and

17.           enter an order and/or the decree contemplated in Fed. R. Bankr. P. 3022 concluding the Chapter 11 Cases.

Notwithstanding anything contained herein to the contrary, the Bankruptcy Court retains exclusive jurisdiction to the greatest extent permitted by applicable law to adjudicate Trust Claims and to hear and determine disputes concerning Trust Claims and any motions to compromise or settle such Trust Claims or disputes relating thereto.  Despite the foregoing, if the Liquidating Trustee on behalf of the LNT Liquidating Trust chooses to pursue any Trust Claim in another court of competent jurisdiction, the Liquidating Trustee will have authority to bring such action in any other court of competent jurisdiction.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

A.            Final Fee Applications

The deadline for submission by Retained Professionals of applications for Bankruptcy Court approval of Accrued Professional Compensation shall be sixty (60) days after the Effective Date.  All Accrued Professional Compensation shall be paid in full in Cash upon allowance or an order of the Bankruptcy Court approving any such Accrued Professional Compensation.

B.            Payment of Statutory Fees

All fees payable pursuant to section 1930 of title 28 of the United States Code after the Effective Date, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid prior to the closing of the Chapter 11 Cases on the earlier of when due or the Effective Date, or as soon thereafter as practicable.

C.            Modification of Plan

Subject to the limitations contained in the Plan:  (1) the Debtors reserve the right, with the consent of the Senior Noteholders’ Committee and the Creditors’ Committee and in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code; and (2) after the entry of the Confirmation Order, the Debtors or the LNT Liquidating Trust, as the case may be, may, in consultation with the Senior Noteholders’ Committee and the Creditors’ Committee, and upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code.

D.            Revocation of Plan

The Debtors reserve the right, in consultation with the Senior Noteholders’ Committee and the Creditors’ Committee, to revoke or withdraw the Plan prior to the entry of the Confirmation Order and to file subsequent plans of liquidation.  If the Debtors revoke or withdraw the Plan, or if entry of the Confirmation Order or the Effective Date does not occur, then:  (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void; and (3) nothing contained in the Plan shall:  (a) constitute a waiver or release of any claims by or against, or any Equity Interests in, such Debtor or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission of any sort by the Debtors or any other Entity.

E.             Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to herein shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

F.             Governing Law

Except to the extent that the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the state of Delaware, without giving effect to the principles of conflict of laws thereof.

G.            Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order.  Neither the filing of the Plan, any statement or provision contained herein, nor the taking of any action by a Debtor or any Entity with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of:  (1) any Debtor with respect to the holders of Claims or Equity Interests or other parties-in-interest; or (2) any holder of a Claim or other party-in-interest prior to the Effective Date.

H.            Section 1146 Exemption

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any stamp tax or other similar tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such tax or governmental assessment.

I.              Section 1125(e) Good Faith Compliance

The Debtors, LNT Liquidating Trust, Senior Noteholders’ Committee, Creditors’ Committee, and each of their respective Representatives, shall be deemed to have acted in “good faith” under section 1125(e) of the Bankruptcy Code.

J.             Further Assurances

The Debtors, the LNT Liquidating Trust, all holders of Claims receiving distributions hereunder and all other parties-in-interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

K.            Service of Documents

Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors shall be sent by first class U.S. mail, postage prepaid to:

Linens ’n Things, Inc.

6 Brighton Road

Clifton, NJ  07012

Attn:  Mr. Michael F. Gries

with a copy to:

Richards, Layton & Finger, P.A.

One Rodney Square

920 North King Street

Wilmington, DE  19801

Attn:  Mark D. Collins, Esq.

with a copy to:

Gardere Wynne Sewell LLP

3000 Thanksgiving Tower

1601 Elm Street

Dallas, TX  75201-4761

Attn:  Ronald M. Gaswirth, Esq.

L.            Filing of Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

M.           No Stay of Confirmation Order

The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Fed. R. Bankr. P. 3020(e) and 7062.

N.            Aid and Recognition

The Debtors or the LNT Liquidating Trust, as the case may be, shall, as needed to effect the terms hereof, request the aid and recognition of any court or judicial, regulatory or administrative body in any province or territory of Canada or any other nation or state.

Dated:	January 16, 2009
Wilmington, Delaware
LINENS HOLDING CO.

	By:	/s/ Michael F. Gries
	Name:	Michael F. Gries
	Title:	CEO and CRO

LINENS ’N THINGS, INC.

	By:	/s/ Michael F. Gries
	Name:	Michael F. Gries
	Title:	CEO and CRO

LINENS ’N THINGS CENTER, INC.

	By:	/s/ Michael F. Gries
	Name:	Michael F. Gries
	Title:	CEO and CRO

BLOOMINGTON MN., L.T., INC.

	By:	/s/ Michael F. Gries
	Name:	Michael F. Gries
	Title:	CEO and CRO

VENDOR FINANCE, LLC

	By:	/s/ Michael F. Gries
	Name:	Michael F. Gries
	Title:	CEO and CRO

LNT, INC.

	By:	/s/ Michael F. Gries
	Name:	Michael F. Gries
	Title:	CEO and CRO

LNT SERVICES, INC.

By:	/s/ Michael F. Gries
Name:	Michael F. Gries
Title:	CEO and CRO

LNT LEASING II, LLC

By:	/s/ Michael F. Gries
Name:	Michael F. Gries
Title:	CEO and CRO

LNT WEST, INC.

By:	/s/ Michael F. Gries
Name:	Michael F. Gries
Title:	CEO and CRO

LNT VIRGINIA, LLC

By:	/s/ Michael F. Gries
Name:	Michael F. Gries
Title:	CEO and CRO

LNT MERCHANDISING COMPANY LLC

By:	/s/ Michael F. Gries
Name:	Michael F. Gries
Title:	CEO and CRO

LNT LEASING III, LLC

By:	/s/ Michael F. Gries
Name:	Michael F. Gries
Title:	CEO and CRO

CITADEL LNT LLC

By:	/s/ Michael F. Gries
Name:	Michael F. Gries
Title:	CEO and CRO